                                  [LOGO] DBIA

                       Standard Form of Agreement Between
                      Owner and Design-Builder - Lump Sum

                 This document has important legal consequences.
          Consultation with an attorney is recommended with respect to its completion or modification.

================================================================================

     This AGREEMENT is made as of the 30th day of November in the year of 2001,
                                                                          ----
by and between the following parties, for services in connection with the Project identified below.

OWNER:
(Name and address)

Husker Ag Processing, LLC
510 West Locust
PO Box 10
Plainview, NE  68769

DESIGN-BUILDER:
(Name and address)

Fagen, Inc.
501 W. Highway 212
P. O. Box 159
Granite Falls, MN 56241

PROJECT:
(Include Project name and location
as it will appear in the Contract
Documents)

20 MGY Dry Grind Ethanol Plant
Plainview, Nebraska

In consideration of the mutual covenants and obligations contained herein, Owner and Design-Builder agree as set forth herein.

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                              Design Build Contract
                            Husker Ag Processing, LLC

                                    Article 1
                                    ---------

                                  Scope of Work

1.1 Design-Builder shall perform all design and construction services, and provide all material, equipment, tools and labor, necessary to complete the Work described in and reasonably inferable from the Contract Documents.

                                    Article 2
                                    ---------

                               Contract Documents

2.1 The Contract Documents are comprised of the following:

     .1 All written modifications, amendments and change orders to this Agreement issued in accordance with DBIA Document No. 535, Standard Form of General Conditions of Contract Between Owner and Design-Builder (1998 Edition) ("General Conditions of Contract");

     .2 This Agreement, including all exhibits and attachments, executed by Owner and Design-Builder;

     .3 Written Supplementary Conditions, if any, to the General Conditions of Contract;

     .4 The General Conditions of Contract, with two page Supplementary Conditions attached thereto;

     .5   Construction Documents prepared and approved in accordance with
          Section 2.4 of the General Conditions of Contract;

     .6 Design-Builder's Deviation List, if any, contained in Design-Builder's Proposal, which shall specifically identify any and all deviations from Owner's Project Criteria;

     .7   Owner's Project Criteria;

     .8 Design-Builder's Proposal, except for the Deviation List, submitted in response to Owner's Project Criteria; and

     .9   The following other documents, if any:

          Exhibit A - Performance Guarantee Criteria - (2) Pages;
          Exhibit B - General Project Scope - (3) Pages;
          Exhibit C - Owner's Responsibilities - (3) Pages;
          Exhibit D - Owner's Required Permits and Services List - (2) Pages; Exhibit E - License of Proprietary Property of ICM, Inc. - (4) Pages; Exhibit F - Start-up Services to be Provided to Owner (1) Page.

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                              Design Build Contract
                            Husker Ag Processing, LLC

                                    Article 3
                                    ---------

                            Interpretation and Intent

3.1 The Contract Documents are intended to permit the parties to complete the Work and all obligations required by the Contract Documents within the Contract Time(s) for the Contract Price. The Contract Documents are intended to be complementary and interpreted in harmony so as to avoid conflict, with words and phrases interpreted in a manner consistent with construction and design industry standards. In the event of any inconsistency, conflict, or ambiguity between or among the Contract Documents, the Contract Documents shall take precedence in the order in which they are listed in Section 2.1 hereof.

3.2 Terms, words and phrases used in the Contract Documents, including this Agreement, shall have the meanings given them in the General Conditions of Contract.

3.3 The Contract Documents form the entire agreement between Owner and Design-Builder and by incorporation herein are as fully binding on the parties as if repeated herein. No oral representations or other agreements have been made by the parties except as specifically stated in the Contract Documents.

                                    Article 4
                                    ---------

                            Ownership of Work Product

4.1 Work Product. All drawings, specifications and other documents and electronic data furnished by Design-Builder to Owner under this Agreement ("Work Product") are deemed to be instruments of service and Design-Builder shall retain the ownership and property interests therein, including the copyrights thereto.

4.2 Owner's Limited License Upon Payment in Full. Upon Owner's payment in full for all Work performed under the Contract Documents, Design-Builder shall vest in Owner a limited license to use the Work Product in connection with Owner's occupancy, repair, remodeling or enlargement of the Project and Design-Builder shall provide Owner with a copy of the "as built" plans, conditioned on Owner's express understanding that its use of the Work Product and its acceptance of the "as built" plans is at Owner's sole risk and without liability or legal exposure to Design-Builder or anyone working by or through Design-Builder, including Design Consultants of any tier (collectively the "Indemnified Parties"), provided, however, that any performance guarantees and warranties (of equipment or otherwise) shall remain in effect according to the terms of this Agreement. Such limited license shall be perpetual and transferable by Owner, subject to the restrictions and requirements provided by the License of Proprietary Property attached hereto and made a part hereof as Exhibit E.

4.3 Owner's Limited License Upon Owner's Termination for Convenience or Design-Builder's Election to Terminate. If Owner terminates the Project for its convenience as set forth in Article 8 hereof, or if Design-Builder elects to terminate this Agreement in accordance with Section 11.4 of the General Conditions of Contract, Design-Builder shall, then upon Owner's payment in full of the amounts due Design-Builder under the Contract Documents, grant Owner a limited license to use the Work Product to complete the Project and subsequently occupy, repair, remodel or enlarge the Project, subject to the following:

     .1 Use of the Work Product is at Owner's sole risk without liability or legal exposure to any Indemnified Party; provided, however, that any "pass through" warranties

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                              Design Build Contract
                            Husker Ag Processing, LLC

          regarding equipment or express warranties regarding equipment provided by this Agreement shall remain in effect according to their terms; and

     .2 If the termination for convenience is by Owner or if Design-Builder elects to terminate this Agreement in accordance with Section 11.4 of the General Conditions of Contract, then Owner agrees to pay Design-Builder the additional sum of One Million Dollars ($1,000,000.00) upon obtaining the Work Product in a suitable form to complete the project as compensation for the right to use the Work Product in accordance with this Article 4 if Owner proceeds to complete the Project through its employees, agents, or third parties.

4.4 Owner's Limited License Upon Design-Builder's Default. If this Agreement is terminated due to Design-Builder's default pursuant to Section 11.2 of the General Conditions of Contract and (i) it is determined that Design-Builder was in default and (ii) Owner has fully satisfied all of its obligations under the Contract Documents through the time of Design-Builder's default, then Owner shall be deemed to have been granted a limited license to use the Work Product in connection with Owner's completion and occupancy, repair, remodeling, or enlargement of the Project. This limited license is conditioned on Owner's express understanding that its use of the Work Product is at Owner's sole risk and without liability or legal exposure to any Indemnified Party; provided, however, that any "pass through" warranties regarding equipment or express warranties regarding equipment provided by this Agreement shall remain in effect according to their terms. This limited license would grant Owner the ability to repair, remodel or expand the Project at Owner's discretion.

4.5 Owner's Indemnification for Use of Work Product. If Owner uses the Work Product under any of the circumstances identified in this Article 4, Owner shall defend, indemnify and hold harmless the Indemnified Parties from and against any and all claims, damages, liabilities, losses and expenses, including attorneys' fees, arising out of or resulting from the use of the Work Product; provided, however, that any "pass through" warranties regarding equipment or express warranties regarding equipment provided by this Agreement shall remain in effect according to their terms.

                                    Article 5
                                    ---------

                                  Contract Time

5.1 Date of Commencement. The Work shall commence within five (5) days of Design-Builder's receipt of Owner's Notice to Proceed ("Date of Commencement") unless the parties mutually agree otherwise in writing.

5.2 Substantial Completion and Final Completion

5.2.1 Substantial Completion of the entire Work shall be achieved no later than Four hundred eight five (485) calendar days after a valid Owner's Notice to Proceed is given. Owner cannot issue a Notice to Proceed until Owner reaches financial close and the land and grading, including access road, are completed and necessary utilities for construction have been installed, all as required of Owner - as described in Exhibit "D". Financial close is defined as the Owner having executed final loan documents obtaining all necessary financing to construct the project and Owner having title to the real estate on which the project will be constructed.

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                              Design Build Contract
                            Husker Ag Processing, LLC

5.2.2 Interim milestones and/or Substantial Completion of identified portions of the Work shall be achieved as follows: Design-Builder shall provide a preliminary schedule to Owner. Such preliminary schedule is subject to change as the project proceeds.

5.2.3 Final Completion of the Work shall be achieved within two (2) months of Substantial Completion.

5.2.4 All of the dates set forth in this Article 5 ("Contract Time(s)") shall be subject to adjustment in accordance with the General Conditions of Contract.

5.3 Time is of the Essence. Owner and Design-Builder mutually agree that time is of the essence with respect to the dates and times set forth in the Contract Documents.

5.4 Early Completion Bonus. For every day Substantial Completion has been attained in advance of the Scheduled Substantial Completion Date, Owner shall pay Design-Builder at the time of Final Payment under Section 7.3 hereof an early completion bonus of $8,000.00 per day, payment at the time of Final Payment is subject to release of funds by senior lender. If senior lender does not allow release of funds at the time of Final Payment to pay said early completion bonus in full, any unpaid balance shall be converted to an unsecured Promissory Note payable by Owner to Design-Builder, accruing interest at the same rate being charged by senior lender to Owner, as such rate may change from time to time. On each anniversary of the Note, any unpaid accrued interest shall be converted to principal and shall accrue interest as principal thereafter. Owner shall pay said Promissory Note as soon as allowed by senior lender; in any event, the Note, plus accrued interest, shall balloon and shall be paid on the third anniversary of the Note. All payments shall be applied first to accrued interest and then to principal.

5.5 Liquidated Damages. Design-Builder understands that if Substantial Completion is not attained by the Scheduled Substantial Completion Date, Owner will suffer damages which are difficult to determine and accurately specify. Design-Builder agrees that if Substantial Completion is not attained by the end of the Scheduled Substantial Completion Date, Design-Builder shall pay Owner Eight Thousand Dollars ($8,000.00) as liquidated damages for each day that Substantial Completion extends beyond the Scheduled Substantial Completion Date. Owner, at its discretion, may elect to offset any such liquidated damages from any retainage or from any amounts owed to Owner by Design-Builder. Liquidated damages shall be paid by Design-Builder by the 15th day of the month following the month in which the liquidated damages were incurred. The liquidated damages provided herein shall be in lieu of all liability for any and all extra costs, losses, expenses, claims, penalties and any other damages, whether special or consequential, and of whatsoever nature incurred by Owner which are occasioned solely by any delay in achieving Substantial Completion.

                                    Article 6
                                    ---------

                                 Contract Price

6.1 Contract Price. Owner shall pay Design-Builder in accordance with Article 6 of the General Conditions of Contract the sum of Twenty-six Million Nine Hundred Thousand Dollars ($26,900,000) ("Contract Price"), subject to adjustments made in accordance with the General Conditions of Contract. Unless otherwise provided in the Contract Documents, the Contract Price is deemed to include all sales, use, consumer and other taxes mandated by applicable Legal Requirements.

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                              Design Build Contract
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6.2 Markups for Changes. If the Contract Price requires an adjustment due to changes in the Work, and the cost of such changes is determined under Sections
9.4.1.3 or 9.4.1.4 of the General Conditions of Contract, the following markups shall be allowed on such changes: N/A

                                    Article 7
                                    ---------

                              Procedure for Payment

7.0 Payment at Financial Close. As part of the Contract Price, Owner shall pay Design-Builder One Million Dollars ($1 Million) at Financial Close as a mobilization fee after Design-Builder has acknowledged that suitable financing is in place to complete the work. Financial Close is defined as Owner executing final loan documents obtaining all necessary financing to construct the project and funds are available to pay disbursements. Said One Million ($1 Million) dollar payment shall be subject to the retainage as provided by Article 7.2.1.

     Design-Builder agrees that any purchases related to this project shall be delivered to and stored at the project site (until used for construction) as soon as reasonably possible.

7.1 Progress Payments

7.1.1 Design-Builder shall submit to Owner on the twenty-fifth ( 25th ) day of each month, beginning with the first month after the Date of Commencement, Design-Builder's Application for Payment in accordance with Article 6 of the General Conditions of Contract.

7.1.2 Owner shall make payment within ten (10) days after Owner's receipt of each properly submitted and accurate Application for Payment in accordance with
Article 6 of the General Conditions of Contract, and such documents as are reasonably required by Owner's lender, but in each case less the total of payments previously made, and less amounts properly withheld under Section 6.3 of the General Conditions of Contract.

7.2 Retainage on Progress Payments

7.2.1 Owner will retain ten percent ( 10%) of each payment provided, however, that when fifty percent (50%) of the Work ($13,450,000 aggregate payment) has been completed by Design-Builder, Owner will not retain any additional amounts from Design-Builder's subsequent payments, unless there is less than $1,345,000 total retainage. Owner will also reasonably consider reducing retainage for Subcontractors completing their work early in the Project.

7.2.2 Upon Substantial Completion of the entire Work, pursuant to Section 6.6 of the General Conditions of Contract, Owner shall release to Design-Builder all retained amounts relating, as applicable, to the entire Work, less an amount equal to the reasonable cost to complete all remaining or incomplete items of Work as noted in the Certificate of Substantial Completion, provided that such payment shall only be made if Design-Builder has met the Performance Guarantee Criteria listed in Exhibit A.

7.3 Final Payment. Design-Builder shall submit its Final Application for Payment to Owner in accordance with Section 6.7 of the General Conditions of Contract. Owner shall make payment on Design-Builder's properly submitted and accurate Final Application for Payment within thirty (30) days after Owner's receipt of the Final Application for Payment, provided that Design-Builder has satisfied the requirements for final payment set forth in Section 6.7.2 of the General Conditions of Contract and Design-Builder has met the Performance Guarantee Criteria listed in Exhibit A.

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                              Design Build Contract
                            Husker Ag Processing, LLC

7.4 Interest. Payments which are due, not subject to reasonable dispute, and unpaid by Owner to Design-Builder, whether progress payments or final payment, shall bear interest commencing five (5) days after payment is due at the rate of eighteen percent (18%).

7.5 Record Keeping and Finance Controls. With respect to changes in the Work performed on a cost basis by Design-Builder pursuant to the Contract Documents, Design-Builder shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management, using accounting and control systems in accordance with generally accepted accounting principles and as may be provided in the Contract Documents. During the performance of the Work and for a period of three (3) years after Final Payment, Owner and Owner's accountants shall be afforded access from time to time, upon reasonable notice, to Design-Builder's records, books, correspondence, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to changes in the Work performed on a cost basis in accordance with the Contract Documents, all of which Design-Builder shall preserve for a period of three (3) years after Final Payment.

                                    Article 8
                                    ---------

                           Termination for Convenience

8.1 Upon ten (10) days' written notice to Design-Builder, Owner may, for its convenience and without cause, elect to terminate this Agreement. In such event, Owner shall pay Design-Builder for the following:

     .1 All Work executed and for proven loss, cost or expense in connection with the Work;

     .2 The reasonable costs and expenses attributable to such termination, including demobilization costs and amounts due in settlement of terminated contracts with Subcontractors and Design Consultants; and

     .3 Overhead and profit margin in the amount of fifteen percent ( 15 %) on the sum of items .1 and .2 above, except that overhead and profit shall not be due regarding amounts due in settlement of terminated contracts with subcontractors and design consultants.

8.2 In addition to the amounts set forth in Section 8.1 above, Design-Builder shall be entitled to receive one of the following as applicable: NA

8.3 If Owner terminates this Agreement pursuant to Section 8.1 above and proceeds to design and construct the Project through its employees, agents or third parties, Owner's rights to use the Work Product shall be as set forth in
Section 4.3 hereof.

                                    Article 9
                                    ---------

                         Representatives of the Parties

9.1 Owner's Representatives

9.1.1 Owner designates the individual listed below as its Senior Representative ("Owner's Senior Representative"), which individual has the authority and responsibility for avoiding and resolving disputes under Section 10.2.3 of the General Conditions of Contract: (Identify individual's name, title, address and telephone numbers)

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                              Design Build Contract
                            Husker Ag Processing, LLC

     Alan Sievertsen
     Husker Ag Processing, LLC
     510 West Locust
     PO Box 10
     Plainview, NE  68769

9.1.2 Owner designates the individual listed below as its Owner's
Representative, which individual has the authority and responsibility set forth in Section 3.4 of the General Conditions of Contract: (Identify individual's name, title, address and telephone numbers)

     Alan Sievertsen
     Husker Ag Processing, LLC
     510 West Locust
     PO Box 10
     Plainview, NE  68769

     Husker Ag hereby grants to and warrants that Alan Sievertsen has the specific authority to: (a) propose, review and execute change orders not to exceed $10,000.00; and (b) engage in all other discussions and negotiations as the intermediary for the Husker Ag Board.

9.2 Design-Builder's Representatives

9.2.1 Design-Builder designates the individual listed below as its Senior Representative ("Design-Builder's Senior Representative"), which individual has the authority and responsibility for avoiding and resolving disputes under
Section 10.2.3 of the General Conditions of Contract: (Identify individual's name, title, address and telephone numbers)

     Roland "Ron" Fagen, CEO and President
     501 W. Highway 212
     P.O. Box 159
     Granite Falls, MN 56241
     Telephone:  (320) 564-3324

9.2.2 Design-Builder designates the individual listed below as its Design-Builder's Representative, which individual has the authority and responsibility set forth in Section 2.1.1 of the General Conditions of Contract:
(Identify individual's name, title, address and telephone numbers)

     Craig Vaughn
     Construction Site

                                   Article 10
                                   ----------

                               Bonds and Insurance

10.1 Insurance. Design-Builder shall procure in accordance with Article 5 of the General Conditions of Contract the following insurance coverage: A certificate of insurance will be provided prior to starting construction. Policy limits shall be as follows:

     Commercial General Liability:
          General Aggregate                  $  2,000,000
          Products-Comp/Op AGG               $  2,000,000

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                              Design Build Contract
                            Husker Ag Processing, LLC

          Personal & Adv Injury              $  1,000,000
          Each Occurrence                    $  1,000,000
          Fire Damage (Any one fire)         $     50,000
          Med Exp (Any one person)           $      5,000
          (The above coverages shall have a per project aggregate endorsement.)

     Automobile Liability:
          Combined Single Limit              $  1,000,000

     Excess Liability - Umbrella Form
          Each Occurrence                    $ 20,000,000
          Aggregate                          $ 20,000,000

     Workers Compensation and
     Employers' Liability:
          Statutory Limits:
               Each Accident                 $  1,000,000
               Disease-Policy Limit          $  1,000,000
               Disease-Each Employee         $  1,000,000

     Owner shall obtain a builder's risk policy naming Owner as the insured, with Design-Builder as additional insured, in an amount not less than the Contract Price. Owner shall also obtain Boiler and Machinery Insurance protecting Owner, Design-Builder, Design Consultants, Subcontracts and Subcontractors.

                                   Article 11
                                   ----------

                                Other Provisions

11.1 Other provisions, if any, are as follows:

     . Performance Guarantee: The Design-Builder guarantees the Criteria listed in Exhibit A. If there is a performance shortfall, Design-Builder will pay all design and construction costs associated with making the necessary corrections. Design-Builder retains the right to remedy any performance related issues in accordance with industry standards, or as approved in writing by Owner.

     . Price Guarantee: The Design-Builder guarantees the Contract Price for the Work delineated by the Contract Documents. Any and all price increases would require, in addition to Owner's approval, the approval of Owner's senior lender.

     . Winter Construction: Owner shall have no responsibility for any winter construction related activities including, but not limited to, special material costs, sheltering, heating, and equipment rental, except that Owner shall pay all the reasonable costs incurred for frost removal including, but not limited to, equipment and equipment rental costs, so that winter construction can proceed.

     . Design-Builder shall obtain or cooperate in obtaining a performance bond if such a bond is requested by Owner. If the bond is obtained by Design-Builder, Owner shall pay Design-Builder for the cost of the bond, plus pay Design-Builder a fee of 7.5%, said fee calculated by multiplying 7.5% on the cost of the bond. If purchased by Owner, Owner shall pay all costs of obtaining the bond.

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                              Design Build Contract
                            Husker Ag Processing, LLC

     . Design-Builder shall not perform any Minor changes in the Work that adversely affect the Performance Guarantee Criteria contained in Exhibit A.

In executing this Agreement, Design-Builder represents that it currently has, and will have through the final completion of the work, the necessary financial resources to fulfill its obligations under this Agreement and has the necessary corporate approvals to execute this Agreement and perform the services described herein. Owner represents that it has the necessary organizational approvals to execute this Agreement.

OWNER:                              DESIGN-BUILDER:


Husker Ag Processing, LLC           Fagen, Inc.
---------------------------------   ---------------------------------
(Name of Owner)                     (Name of Design-Builder)


/s/ Gary Kuester                    /s/ Ron Fagen
---------------------------------   ---------------------------------
(Signature)                         (Signature)


Gary Kuester                        Roland "Ron" Fagen
---------------------------------   ---------------------------------
(Printed Name)                      (Printed Name)


Chairman of the Board               CEO
---------------------------------   ---------------------------------
(Title)                             (Title)


Date: 11/30/01                      Date: 11/30/01
     ----------------------------        ----------------------------
EXHIBIT A

Performance Guarantee Criteria

Table 1 Husker Ag Processing, LLC plant criteria

-------------------------------------------------------------------------------------------------------------------
         Criteria                    Specification              Testing Statement              Documentation
-------------------------------------------------------------------------------------------------------------------
Plant Capacity - fuel          Operate at a rate of 20      Seven day performance        Production records and a
grade ethanol                  million gallons per year     test                         written report from
                               of denatured fuel grade                                   ICM/Fagen.
                               ethanol meeting the
                               specifications of ASTM
                               4806
-------------------------------------------------------------------------------------------------------------------
Dried Distillers Grains        Operate at a rate of         Determined by                Production records and a
with Solubles (DDGS)           64,286 tons per year of      calculation of mass flow     written analysis from
                               10% moisture DDGS            from centrifuge and          ICM/Fagen.
                                                            dryers in a seven day
                                                            performance test
-------------------------------------------------------------------------------------------------------------------
Carbon Dioxide                 60,142 tons per year of      Determined as a function     Mass flow calculation by
                               CO2 gas.                     of fermented gallons in      ICM/Fagen
                                                            a seven-day
-------------------------------------------------------------------------------------------------------------------

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
-------------------------------------------------------------------------------------------------------------------
                                                            performance test.
-------------------------------------------------------------------------------------------------------------------
Corn to Ethanol Conversion     Not be less than 2.80        As determined by meter       Production records and
ratio; Corn must be #2         denatured gallons of         readings during a seven      written analysis by
Yellow or better 56#/bu.,      ethanol per bushel of        day performance test.        ICM/Fagen.
16% or less moisture,          ground corn
zero  aflatoxin tolerance
-------------------------------------------------------------------------------------------------------------------
Electrical Energy              0.75 kW per denatured        As determined by meter       Production records and
(See note below)               gallon of fuel grade         readings during a seven      written analysis by
                               ethanol.  Does not           day performance test.        ICM/Fagen.
                               include CO2 plant, CO2
                               gas system or grain
                               handling system.
-------------------------------------------------------------------------------------------------------------------
Natural Gas                    Shall not exceed 37,000      As determined by meter       Production records and
                               Btu per denatured gallon     readings during a seven      written analysis by
                               of fuel grade ethanol.       day performance test.        ICM/Fagen.
                               (This Performance
                               Criteria relates to
                               production of ethanol
                               and excludes any natural
                               gas usage that may occur
                               for drying DDGS.)
-------------------------------------------------------------------------------------------------------------------
Process Water Discharge        Zero gallons under           Process discharge meter      Control System reports
                               normal operations
-------------------------------------------------------------------------------------------------------------------
Cooling tower and steam        Approximately 38 gallons     Per Nebraska Department      Per Nebraska Department
blowdown water discharges      per minute total             of Environmental Quality     of Environmental Quality
(See note below)
-------------------------------------------------------------------------------------------------------------------
Labor                          Staffing shall not           Payroll records during       Payroll records during
                               exceed 31 people             seven-day performance        seven-day performance
                                                            test                         test
-------------------------------------------------------------------------------------------------------------------
Atmospheric Emissions          As prescribed by the         As prescribed by the         As prescribed by the
                               approved and accepted        approved and accepted        approved and accepted
                               State of Nebraska            State of Nebraska            State of Nebraska
                               Department of                Department of                Department of
                               Environmental Quality -      Environmental Quality -      Environmental Quality -
                               Air Quality Permit           Air Quality Permit           Air Quality Permit
-------------------------------------------------------------------------------------------------------------------

                                                                         Page 11

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                              Design Build Contract
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Note: Items based upon good water quality not requiring reverse osmosis or any treatment other than standard regenerative water softeners. Total water discharge will be dependent on water quality and treatment method used. Fagen specifies the minimum water quality standard as 16 grains of hardness, 0.5 mg/L of iron, no hydrogen sulfide, maximum total conductivity of 600 umho. Amounts of any other substance shall not exceed the most stringent limits established by the US EPA or the Nebraska Department of Natural Resources.

DISCLAIMER: Owner's failure to materially comply with the operating procedures issued by ICM, Inc./Fagen, Inc. shall void all performance guaranties and warranties set forth in this Design-Build Agreement which are materially adversely affected by such failure or noncompliance by Owner.

Owner understands that the startup of the plant requires resources and cooperation of the Owner, vendors and other suppliers to the project. Owner agrees to indemnify and hold Design-Builder harmless, including holding Design-Builder harmless from damages, from material non-performance of other parties, including the Owner, but excluding ICM, Inc., that may cause non-attainment of achieving the Performance Guarantee Criteria.

                                                                         Page 12

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                              Design Build Contract
                            Husker Ag Processing, LLC

EXHIBIT B
---------

                              General Project Scope
                              ---------------------

Construct a 20 million-gallon per year (MGY) dry mill fuel ethanol plant in Plainview, Nebraska. The plant will grind approximately 7.2 million bushels per year to produce approximately 20 MGY year of fuel grade ethanol denatured with five percent gasoline. The plant will also produce approximately 64,000 tons per year of 10% moisture dried distillers grains with solubles (DDGS) and approximately 60,000 tons per year of raw carbon dioxide (CO2) gas.

Delivered corn will be dumped into a double dump pit in a receiving building. The truck driver will drive onto the scale, be weighed and sampled, then drive to the receiving building, start the grain system, dump the grain, then proceed to the scale and obtain a final weight ticket from the scale operator. The trucks will not be required to move during the unloading process. Maximum truck dump time is ten minutes. Independent 7,500-bushel legs will lift the corn to a scalper to remove rocks and debris before conveying the product to one of two 100,000-bushel steel storage bins. A dust collection system will be installed on the grain receiving system to limit particulate emissions as described in the Air Quality Permit application.

Ground corn will be mixed in a slurry tank, routed through a pressure vessel and steam flashed off in a flash vessel. Cooked mash will continue through liquefaction tanks and into one of three fermenters. Simultaneously, propagated yeast will be added to the mash as the fermenter is filling. After batch fermentation is complete, the beer will be pumped to the beer well and then to the beer column to vaporize the alcohol from the mash.

Alcohol streams are dehydrated in the rectifier column, side stripper, and the molecular sieve system. Two hundred proof alcohol is pumped to the tank farm shift tank and blended with five percent natural gasoline as the product is being pumped into one 616,500 gallon final storage tank. Loading facilities for truck and rail cars will be provided. Tank farm tanks include: 190 proof storage, 200 proof storage, denaturant storage and one 616,500 gallon tank for denatured ethanol storage. All tanks are covered carbon steel tanks with floating roofs as may be required in the Air Quality permit.

Corn mash from the beer stripper is dewatered in decanter type centrifuges. Wet cake from the centrifuge is conveyed to the DDGS dryer system. Wet cake is conveyed from the centrifuges to the dryer where syrup is added and the product is dried to 10% moisture. The drying system is configured so the dryer can be operated to produce modified wet cake. The wet cake pad is located along side the DDG dryer building to divert wet cake at the operator's discretion. Water in the thin stillage is evaporated and recycled by the Bio-Methanation system. Syrup is added to the wet cake entering the dryers. DDGS is pneumatically conveyed to flat storage in the DDGs storage building. Shipping is accomplished by scooping and pushing the product with a front-end loader into an in-floor conveyor system. The DDG load out pit has capacity equal to one rail car. This allows the scale house operation to remote load trucks or rail cars. DDGS is weighed with the truck platform scales.

                              Design Build Contract
                            Husker Ag Processing, LLC

Fresh water for the boiler, cooking, cooling tower and other processes will be obtained from the Owner supplied water wells. Boiler water conditioned in regenerative softeners will be pumped through a deaerator scrubber and into a deaerator tank. Appropriate boiler chemicals will be added as preheated water is sent to the boiler.

Steam energy will be provided by one natural gas driven boiler system utilizing a high percentage of condensate return to a condensate receiver tank.

The process will be cooled by circulating water through heat exchangers, a chiller, and a cooling tower.

The design includes a compressed air system consisting of air compressor(s), a receiver tank, pre-filter, coalescing filter, and air dryer(s).

The design also incorporates the use of a clean-in-place (CIP) system for cleaning cook, fermentation, distillation, evaporation, centrifuges, and other systems. Fifty percent caustic soda is received by truck and stored in a tank. CIP makeup is accomplished in one makeup tank and one CIP tank, and is returned to one waste CIP tank after solids are removed in the screener.

Under normal operating circumstances, the plant will not have any wastewater discharges of water that has been in contact with corn, corn mash, cleaning system, or contact process water. An ICM/ Phoenix Bio-Methanator will reduce the organic acids in process water allowing complete reuse within the plant. The plant will have blowdown discharges from the cooling tower and boiler and may have water discharge from any water pre-treatment processes. Owner shall provide on-site connection to sanitary sewer or other suitable discharge point.

Most plant processes are computer controlled by a Siemens/Moore APACS or equal distributed control system with graphical user interface and three workstations. The control room control console will have dual monitors to facilitate operator interface between two graphics screens at the same time. It is estimated that the system will consist of approximately 200 discrete inputs, 200 discrete outputs, 175 analog inputs, and 120 analog outputs. Additional programmable logic controllers (PLCs) will control certain process equipment.

Other tanks and equipment include but are not limited to: One thin stillage tank, alpha and gluco amylase tanks, yeast tank, reflux and regen tanks, 200 proof flash vessel, 200 proof receiver tank, whole stillage tank, and syrup tank.

The cooking system requires the use of anhydrous ammonia, and other systems require the use of sulfuric acid. Therefore, a storage tank for ammonia and a storage tank for acid will be on site to provide the quantities necessary. The ammonia storage requires that plant management implement and enforce a Process Safety Management (PSM) program. The plant design may require additional programs to ensure safety and to satisfy regulatory authorities.

                              Design Build Contract
                            Husker Ag Processing, LLC

EXHIBIT C
---------

Owner's Responsibilities

The administration building - one story free standing, office computer system, telephone system, office copier and fax machine and office furniture as described in Table 2 as attached hereto shall be the sole and absolute cost and responsibility of Owner and Design-Builder shall have no responsibility in regards thereto. The maintenance and power equipment as described in Table 3 as attached hereto shall also be the sole and absolute cost and responsibility of Owner and Design-Builder shall have no responsibility in regards thereto. The railroads as described in Table 4 as attached hereto shall also be the sole and absolute cost and responsibility of Owner and Design-Builder shall have no responsibility in regards thereto. Fagen/ICM will provide assistance and recommendations for the purchase of each item at no additional cost to Owner; however, the Owner or their representative has the ultimate authority and responsibility for each purchase. In addition, Design-Builder shall provide at no additional cost to Owner sample drawings of and oversight and coordination regarding the construction of the administration building.

                              Design Build Contract
                            Husker Ag Processing, LLC

Table 2 Administration Building - Responsibility of Owner

-----------------------------------------------------------------------------------------------------------------
Description                  Additional Description                                             Est. Amount
-----------------------------------------------------------------------------------------------------------------
Administration Building      Excavation - from rough grade; foundations and utility
 - one story free            service connections
standing                     Site - Finish grading and landscaping to 20 feet
                             around perimeter.
                             Concrete - Footings, floors and sidewalks.
                             Structural - Steel or wood framed structure and interior walls
                             Windows - Double pane, gas filled sliding and fixed
                             Doors - Vestibule entry with aluminum store type entry doors, others- metal with view lights. Interior - solid wood with view lights. Commercial grade hardware
                             Insulation - To State energy specifications or better
                             Finishes - Exterior, steel panels & trims. Interior - stud walls, sheetrock and paint.
                             Flooring - linoleum entry, restrooms & halls and
                             medium grade commercial carpet.
                             Cabinets - Prefabricated; restrooms sink & vanity, refreshment center with sink.
                             Mechanical- Natural gas fired HVAC system, gas fired
                             50 gallon hot water heater, water cooler; medium
                             grade fixtures. .
                             Electrical - 200 Amp service, fluorescent lighting, rough in wiring, junction boxes and terminations for data (CAT 5e) and telephone lines

Table 2 - Office
Equipment -
Responsibility of Owner
-----------------------------------------------------------------------------------------------------------------
Office Computer              Microsoft Windows 2000 network server and five
System                       personal computers, one laser printer.Includes setup .
                             and labor
-----------------------------------------------------------------------------------------------------------------
Telephone System             Digital phone system with voice mail for office and plant.
-----------------------------------------------------------------------------------------------------------------
Office Copier & fax          Black & white with sheet feeder and collator.  Plain paper fax
machine                      machine
-----------------------------------------------------------------------------------------------------------------
Office Furniture             Office desks, chair & side chairs,
                             conference room table & chairs, three four-drawer
                             filing cabinets, 10 two-drawer filing cabinets.
-----------------------------------------------------------------------------------------------------------------

                              Design Build Contract
                            Husker Ag Processing, LLC

Table 3 Maintenance and Power Equipment - Responsibility of Owner

-----------------------------------------------------------------------------------------------------------------
       Description                             Additional Description                           Est. Amount
-----------------------------------------------------------------------------------------------------------------
Spare Parts                  Spare parts
                             Parts bins
                             Misc. materials, supplies and equipment
-----------------------------------------------------------------------------------------------------------------
Shop supplies and            One shop welder
equipment                    One portable gas welder
                             One plasma torch
                             One acetylene torch
                             One set of power tools
                             Two sets of hand tools with tool boxes
                             Carts and dollies
                             Hoists (except centrifuge overhead crane)
                             Shop tables
                             Maintenance office furnishings & supplies
                             Fire Extinguishers
                             Reference books
                             Safety manuals
                             Safety cabinets & supplies, etc.
                             Safety showers as required
-----------------------------------------------------------------------------------------------------------------
Rolling stock                Used 1 1/2 yard front end loader
                             New Skid loader
                             Used Fork lift
                             Used Scissors lift, 30 foot
                             Used Pickup truck
-----------------------------------------------------------------------------------------------------------------

Table 4 Railroads - Responsibility of Owner

-----------------------------------------------------------------------------------------------------------------
Description                                      Additional Description                         Est. Amount
-----------------------------------------------------------------------------------------------------------------
Rail Spur                    Approximately 5,300 feet of on-site rail spur:
                             Sub ballast
                             Ballast
                             Track
                             Ties
-----------------------------------------------------------------------------------------------------------------
Track Switches               Five #9 switches
-----------------------------------------------------------------------------------------------------------------
Car mover                    Reconditioned car mover
-----------------------------------------------------------------------------------------------------------------
Misc. Items                  Miscellaneous rail spur items
-----------------------------------------------------------------------------------------------------------------

                              Design Build Contract
                            Husker Ag Processing, LLC

EXHIBIT D
---------

Owner's Required Permits and Services List

The Owner shall provide the permits, authorizations and services as specifically described hereafter:

1) Land and Grading - Owner shall provide a site near or in Plainview, Nebraska. Owner shall obtain all legal authority to use the site for its intended purpose and perform technical due diligence for Design-Builder to perform including, but not limited to, proper zoning approvals, elevation restrictions, soil tests, and water tests. The site shall be rough graded per ICM, Inc./Fagen Engineering, L.L.C. specifications and be within six inches of final grade including the rough grading for Site roadways. The site soils shall be modified as required to provide a minimum allowable soil bearing pressure of 4,000 pounds per square foot for all foundation elements, including the foundation elements of all fermentation tanks and grain and DDG silos.

     Other items to be provided by the Owner include, but are not limited to, the following: initial site survey (boundary and topographic) as required by the design engineers, layout of the property corners including two construction benchmarks, Soil Borings and subsequent Geotechnical Report describing recommendation for Roads, foundations and if required, soil stabilization/remediation, site engineering and detailed drawings, land disturbance permit, erosion control permit, site grading as described above with minimum soil standards, placement of erosion control measures, plant access road from a county, state or federal road designed to meet local county road standards, plant storm and sanitary sewers, fire water loop with hydrants and plant water main branches taken from the loop to be within five feet of the designated building locations, plant roads as specified and designed for the permanent elevations and effective depth, "construction" grading plan as drawn (including site retention pond), plant water well and associated permit(s).

     Design/Builder shall be reimbursed on a "Time & Material" basis for any management of these Owner requirements and any design engineering requested by the Owner.

2) Permits - Owner shall obtain all Operating Permits including, but not limited to, air quality permits, in a timely manner to allow startup of the plant as scheduled by Fagen/ICM.

3) Storm Water Runoff Permit - Owner shall obtain the construction storm - water runoff permit and permanent storm-water runoff permit. Design-Builder shall obtain the erosion control/land disturbance permit.

4) Nebraska Pollutant Elimination Discharge Permit - Owner shall obtain a permit to discharge cooling tower water and boiler blowdown water directly to a designated waterway. If required by item 8 below, Owner will secure appropriate permits for emergency process water discharges.

                              Design Build Contract
                            Husker Ag Processing, LLC

5) Natural Gas Supply and Service Agreement - Continuous supply of natural gas of at least 0.75 billion cubic feet per year, at a minimum rate of 80-100 MCF per hour and at a minimum pressure of 200 psig at the plant site. Owner shall provide supply meter and regulators to provide burner tip pressures as specified by ICM, Inc.

6) Electrical Service - (1) The Owner is responsible to secure continuous service from an energy supplier to serve the facility. The service from the energy supplier shall be of sufficient size to provide at a minimum 10 MW of electrical capacity to the site. (2) The Owner is responsible for procurement, installation and maintenance of the site primary electrical utilities. (3) The responsibility of the Design-Builder starts at the secondary electrical terminals of the primary service transformers that have been installed by others. (4) The site electrical requirements and layout are to be determined jointly by the Owner, the Design-Builder and the energy supplier.

7) Water Supply and Service Agreement - Owner shall supply on-site process wells capable of providing a minimum of 416 GPM with minimum quality standards noted on Exhibit A. Design-Builder shall provide the standard zeolite water softener system. Any increased costs incurred for another water treatment system if water does not meet the quality standards noted in Exhibit A shall be the responsibility of the Owner. Owner will supply one process fresh water supply line terminating in the process building.

8) Wastewater Discharge System, Permits and/or Service Agreement - Owner shall provide the septic tank and drainfield system or connect to municipal system as required for the sanitary sewer requirements of the Plant. In addition, Owner shall provide for a retention pond for process wastewater discharges during emergency failure of the plant. These provisions shall comply with all federal, state, and local regulations, including any permitting issues.

9) Railroad - Owner is responsible for any costs associated with the railroads.

10) Roads and Utilities - Owner shall provide the ditches and roads, including the gravel, pavement or concrete, with the roads passing standard compaction tests.

EXHIBIT E
---------

                  LICENSE OF PROPRIETARY PROPERTY OF ICM, INC.

The Owner ("OWNER") under the Agreement to which this document is attached (the

                              Design Build Contract
                            Husker Ag Processing, LLC

"AGREEMENT") and who entered into the AGREEMENT with Fagen, Inc., a Minnesota corporation ("DESIGN-BUILDER"), for the purpose of DESIGN-BUILDER designing and constructing a dry grind ethanol production plant (the "PLANT") for OWNER, expressly understands, acknowledges and agrees that:

1. ICM, Inc., a Kansas corporation ("ICM"), has granted DESIGN-BUILDER a limited license to use certain technology and information in the design and construction of the PLANT (the "PROPRIETARY PROPERTY").

2. Upon OWNER's payment in full for all work performed under the AGREEMENT, this License Agreement shall vest in OWNER a perpetual limited license to use the PROPRIETARY PROPERTY in connection with OWNER's operations of the PLANT, subject to the limitations provided herein.

3. The PROPRIETARY PROPERTY includes, without limitation, OPERATING PROCEDURES (hereinafter defined), operating methods, techniques, protocols, procedures, plans and processes, and other information relating to design, construction and operation of the PLANT that are created by ICM and identified by ICM as PROPRIETARY PROPERTY including the design, arrangement, configuration and specifications of (i) the combinations of distillation, evaporation and alcohol dehydration equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping, valves and associated electronic control equipment) and all documents supporting those combinations; (ii) the combination of the distillers grain drying (DGD), and heat recovery steam generation (HRSG) equipment (including, but not limited to, pumps, vessels, tanks, heat exchangers, piping and associated electronic control equipment) and all documents supporting those combinations; and (iii) the PLANT computer system, known as the distributed control system (DCS) (including, but not limited to, the software configuration, programming, parameters, set points, alarm points, ranges, graphical interface and system hardware connections) and all documents supporting that system all of which have been created by ICM and are specifically identified by ICM as PROPRIETARY PROPERTY. The definition of PROPRIETARY PROPERTY in this license shall specifically exclude (i) any procedures, techniques, processes and other information relating to the operation of the PLANT developed by OWNER at any time during its operation of the PLANT from sources other than the PROPRIETARY PROPERTY, and (ii) information in the public domain through no fault of OWNER/ The foregoing exclusions shall not apply to printed materials containing PROPRIETARY PROPERTY that are provided by ICM pursuant to the Agreement or this License Agreement and designated as proprietary and/or confidential including, but not limited to, the Operations and Maintenance Manuals. OWNER shall not be relived of its obligations of confidential or restricted use because PROPRIETARY PROPERTY is embraced by more general information that falls within any one or more of the foregoing exclusions, nor shall any combination of items of

                              Design Build Contract
                            Husker Ag Processing, LLC

     PROPRIETARY PROPERTY be deemed to be within the exclusions merely because individual items of information are within the exclusions.

4. The "OPERATING PROCEDURES" include, without limitation, the process equipment and specifications manuals, standards of quality, service protocols, data collection methods, construction specifications, training methods, engineering standards, advertising or promotional materials, and any other information prescribed by ICM from time to time concerning the PROPRIETARY PROPERTY, all of which are specifically identified by ICM as PROPRIETARY PROPERTY.

5. ICM has the exclusive right and interest in and to the PROPRIETARY PROPERTY and the goodwill associated therewith. Notwithstanding the above, goodwill created by the operation of the PLANT and all financial benefits therefrom shall be the property of the OWNER.

6. OWNER will not directly or indirectly, contest the ownership of PROPRIETARY PROPERTY. Any modifications or additions to the PROPRIETARY PROPERTY made by OWNER will only be property of OWNER if the modification or addition stands alone separately without any portion of the PROPRIETARY PROPERTY.

7. OWNER's use of the PROPRIETARY PROPERTY does not give OWNER any ownership interest or other interest in or to the PROPRIETARY PROPERTY except for the limited license granted to OWNER.

8. OWNER shall not pay any separate license fee or royalty to ICM for OWNER's use of the PROPRIETARY PROPERTY pursuant to the limited license granted to OWNER, the consideration for this license is included in the price of the PLANT constructed by DESIGN-BUILDER.

9. OWNER's failure to materially comply with the OPERATING PROCEDURES shall void the performance guarantees and warranties set forth in Exhibit A of the AGREEMENT relating to the PROPRIETARY PROPERTY, if any. In the event of OWNER'S failure to materially comply with the OPERATING PROCEDURES, OWNER agrees to defend, indemnify and hold harmless ICM and Fagen (Design-Builder) against all losses, damages and expenses caused by OWNER's failure to materially comply with the OPERATING PROCEDURES, including reasonable attorney's fees, incurred as a result of or related to claims of third persons arising out of or related in any way to OWNER's use of the PROPRIETARY PROPERTY.

10. The limited license granted to OWNER may be assigned or sublicensed, in whole or in part, with the prior written consent of ICM, which will not be unreasonably withheld; provided, however, that the consent of ICM shall not be required in connection with any sale of the PLANT to a third party or in any merger or consolidation of OWNER with or into another entity, provided that such third party purchaser or transferee agrees in writing to be bound by, and comply with, all terms and conditions of this License Agreement and that OWNER givers written notice of such sale or transfer and a copy of the proposed writing in which such purchaser or transferee agrees to be bound by all provisions of this License Agreement to ICM at least ten (10) days prior to such sale or transfer. In no event shall ICM charge OWNER or any assignee or sublicensee which agrees to be bound by all the provisions of this License Agreement any fee in connection with such assignment, transfer or sublicense. Prior to any such assignment or sublicense, OWNER shall obtain from such assignee or sublicensee an agreement to be bound by all the provisions of this License Agreement.

11. The PROPRIETARY PROPERTY is confidential and proprietary. OWNER shall keep the PROPRIETARY PROPERTY confidential and shall use all reasonable efforts to maintain the PROPRIETARY PROPERTY as secret and confidential for the sole use of OWNER and its agents in operation of the PLANT. OWNER shall retain all PROPRIETARY PROPERTY at OWNER's place of business and/or the PLANT. Failure to so maintain the PROPRIETARY PROPERTY as confidential shall entitle ICM to any damages stemming from such failure, to include without limitation, reasonable attorney's fees. OWNER shall not at any time without ICM's prior written consent, copy, duplicate, record or otherwise reproduce the PROPRIETARY PROPERTY, in whole or in part for any unauthorized persons, or otherwise make the same available to any unauthorized person.

     OWNER agrees that ICM would be irreparably damaged by reason of any violation of the confidentiality provisions contained herein and that any remedy at law for a breach of such provisions would be inadequate. Therefore, after notifying OWNER of a breach or threatened breach and a demand to stop the breach or threatened breach, ICM shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction against OWNER, its agents, employees, affiliates, officers or other associates, for any breach or threatened breach of the confidentiality covenants contained herein without the necessity of proving actual monetary loss. It is expressly understood that the remedy described herein shall not be the exclusive remedy of ICM for any breach of such covenants, and ICM shall be entitled to seek such other relief or remedy, at law or in equity, to which it may be entitled as a consequence of any breach of such covenants.

     The foregoing provisions are part of, and incorporated into, the AGREEMENT and should be interpreted consistently therewith. In the event any of the foregoing provisions is contrary to any provision in the AGREEMENT (or any other document referenced

                              Design Build Contract
                            Husker Ag Processing, LLC

     therein), the foregoing provisions shall supersede and have precedence over such contrary provision.

     ICM, Inc. grants to Husker Ag Processing, LLC the License of Proprietary Property of ICM, Inc. in the form and pursuant to the terms contained in this Exhibit E, consisting of four pages, as attached to said Standard Form of Agreement Between Owner and Design-Builder - Lump Sum entered into as of November 30, 2001.

     Dated Effective as of December 18, 2001.

                                    ICM, INC.


                                    BY: /s/Dave VanderGriend
                                       -----------------------------------------
                                       DAVE VANDER GRIEND
                                       ITS PRESIDENT


                                    HUSKER AG PROCESSING, LLC


                                    BY: /s/ Gary Kuester
                                       -----------------------------------------

                                         ITS Chairman
                                         ---------------------------

EXHIBIT "F"
-----------

                    START-UP SERVICES TO BE PROVIDED TO OWNER

     Start-up services will be provided to Owner as follows: Electrical and instrumentation checkout and a full time on site representative during construction, approximately two (2) weeks of on-site training at the US Energy Partners Plant (USEP) in Russell, Kansas, or other location, such to be provided for project Owner employees, including operators, laboratory personnel, general, plant and maintenance managers. (Other personnel of the project Owner can be provided such on-site training by separate agreement and as time is available.) All trainer and costs associated with the trainer, including labor and all training materials will be provided to Owner without cost. The Owner will be responsible for all travel and related expenses of its employees and the project Owner will pay all wages for its personnel during the training and will cover all other expenses related to the on-site training. Said training services will include training on computers, lab procedures, field operating procedures, and overall plant section performance expectations. Two persons shall be provided to lead the Owner during the initialization and start-up of the plant. The Owner will provide all other personnel and pay all other costs related to start-up of the plant. Personnel will be maintained on-site by Design-

                              Design Build Contract
                            Husker Ag Processing, LLC

Builder or a subcontractor until all performance testing is complete and accepted by the Owner, unless the Owner fails to execute or allow performance testing within 30 days after receiving a written request from Design-Builder or its subcontractor to begin performance testing or the work on the project work is substantially stopped for any reason for a period of 30 days or more. Design-Builder or its subcontractor will provide an additional one month on-site support after start-up of the plant and from date of start-up will provide six
(6) months of off-site technical and operating procedure support by telephone, computer modem, the Internet and email.

                                   [LOGO] DBIA

                       Standard Form of General Conditions
                  of Contract Between Owner and Design-Builder

                 This document has important legal consequences.
          Consultation with an attorney is recommended with respect to its completion or modification.

================================================================================

                                Table of Contents
                                -----------------
Article 1:    General.......................................................................2
Article 2:    Design-Builder's Services and Responsibilities................................2
Article 3:    Owner's Services and Responsibilities.........................................6
Article 4:    Hazardous Conditions and Differing Site Conditions............................7
Article 5:    Insurance and Bonds...........................................................9
Article 6:    Payment......................................................................10
Article 7:    Indemnification..............................................................13
Article 8:    Time.........................................................................14
Article 9:    Changes to the Contract Price and Time.......................................14
Article 10:   Contract Adjustments and Disputes............................................16
Article 11:   Stop Work and Termination for Cause..........................................17
Article 12:   Miscellaneous................................................................20

                                    Article 1
                                    ---------

                                     General

1.1  Mutual Obligations

1.1.1 Owner and Design-Builder commit at all times to cooperate fully with each other, and proceed on the basis of trust and good faith, to permit each party to realize the benefits afforded under the Contract Documents.

1.2  Basic Definitions

1.2.1 Agreement refers to the executed contract between Owner and Design-Builder under either DBIA Document No. 525, Standard Form of Agreement Between Owner and Design-Builder -- Lump Sum (1998 Edition) or DBIA Document No. 530, Standard Form of Agreement Between Owner and Design-Builder -- Cost Plus Fee with an Option for a Guaranteed Maximum Price (1998 Edition).

1.2.2 Day or Days shall mean calendar days unless otherwise specifically noted in the Contract Documents.

1.2.3 Design Consultant is a qualified, licensed design professional who is not an employee of Design-Builder, but is retained by Design-Builder, or employed or retained by anyone under contract with Design-Builder or Subcontractor, to furnish design services required under the Contract Documents.

1.2.4 Hazardous Conditions are any materials, wastes, substances and chemicals deemed to be hazardous under applicable Legal Requirements, or the handling, storage, remediation, or disposal of which are regulated by applicable Legal Requirements.

1.2.5 General Conditions of Contract refer to this DBIA Document No. 535, Standard Form of General Conditions of Contract Between Owner and Design-Builder (1998 Edition).

1.2.6 Legal Requirements are all applicable federal, state and local laws, codes, ordinances, rules, regulations, orders and decrees of any government or quasi-government entity having jurisdiction over the Project or Site, the practices involved in the Project or Site, or any Work.

1.2.7 Owner's Project Criteria are developed by or for Owner to describe Owner's program requirements and objectives for the Project, including use, space, price, time, site and expandability requirements, as well as submittal requirements and other requirements governing Design-Builder's performance of the Work. Owner's Project Criteria may include conceptual documents, design criteria, performance requirements and other Project-specific technical materials and requirements.

1.2.8 Site is the land or premises on which the Project is located.

1.2.9 Subcontractor is any person or entity retained by Design-Builder as an independent contractor to perform a portion of the Work and shall include materialmen and suppliers.

1.2.10 Sub-Subcontractor is any person or entity retained by a Subcontractor as an independent contractor to perform any portion of a Subcontractor's Work and shall include materialmen and suppliers.

1.2.11 Substantial Completion is the date on which the Work, or an agreed upon portion of the Work, is sufficiently complete so that Owner can occupy and use the Project or a portion thereof for its intended purposes.

1.2.12 Work is comprised of all Design-Builder's design, construction and other services required by the Contract Documents, including procuring and furnishing all materials, equipment, services and labor reasonably inferable from the Contract Documents.

                                    Article 2
                                    ---------

                 Design-Builder's Services and Responsibilities

2.1  General Services

2.1.1 Design-Builder's Representative shall be reasonably available to Owner and shall have the necessary expertise and experience required to supervise the Work. Design-Builder's Representative shall communicate regularly with

Owner and shall be vested with the authority to act on behalf of Design-Builder. Design-Builder's Representative may be replaced only with the mutual agreement of Owner and Design-Builder.

2.1.2 Design-Builder shall provide Owner with a monthly status report detailing the progress of the Work, including whether (i) the Work is proceeding according to schedule, (ii) discrepancies, conflicts, or ambiguities exist in the Contract Documents that require resolution, (iii) health and safety issues exist in connection with the Work, and (iv) other items require resolution so as not to jeopardize Design-Builder's ability to complete the Work for the Contract Price and within the Contract Time(s).

2.1.3 Design-Builder shall prepare and submit, at least three (3) days prior to the meeting contemplated by Section 2.1.4 hereof, a schedule for the execution of the Work for Owner's review and response. The schedule shall indicate the dates for the start and completion of the various stages of Work, including the dates when Owner information and approvals are required to enable Design-Builder to achieve the Contract Time(s). The schedule shall be revised as required by conditions and progress of the Work, but such revisions shall not relieve Design-Builder of its obligations to complete the Work within the Contract Time(s), as such dates may be adjusted in accordance with the Contract Documents. Owner's review of and response to the schedule shall not be construed as relieving Design-Builder of its complete and exclusive control over the means, methods, sequences and techniques for executing the Work.

2.1.4 The parties will meet within seven (7) days after execution of the Agreement to discuss issues affecting the administration of the Work and to implement the necessary procedures, including those relating to submittals and payment, to facilitate the ability of the parties to perform their obligations under the Contract Documents.

2.2  Design Professional Services

2.2.1 Design-Builder shall, consistent with applicable state licensing laws, provide through qualified, licensed design professionals employed by Design-Builder, or procured from qualified, independent licensed Design Consultants, the necessary design services, including architectural, engineering and other design professional services, for the preparation of the required drawings, specifications and other design submittals to permit Design-Builder to complete the Work consistent with the Contract Documents. Nothing in the Contract Documents is intended or deemed to create any legal or contractual relationship between Owner and any Design Consultant.

2.3  Standard of Care for Design Professional Services

2.3.1 The standard of care for all design professional services performed to execute the Work shall be the care and skill ordinarily used by members of the design profession practicing under similar conditions at the same time and locality of the Project. Notwithstanding the preceding sentence, if the parties agree upon specific performance standards for any aspect of the Work, which standards are to be set forth in an exhibit to the Agreement entitled "Performance Standard Requirements," the design professional services shall be performed to achieve such standards.

2.4  Design Development Services

2.4.1 Design-Builder and Owner shall, consistent with any applicable provision of the Contract Documents, agree upon any interim design submissions that Owner may wish to review, which interim design submissions may include design criteria, drawings, diagrams and specifications setting forth the Project requirements. On or about the time of the scheduled submissions, Design-Builder and Owner shall meet and confer about the submissions, with Design-Builder identifying during such meetings, among other things, the evolution of the design and any significant changes or deviations from the Contract Documents, or, if applicable, previously submitted design submissions. Minutes of the meetings will be maintained by Design-Builder and provided to all attendees for review. Following the design review meeting, Owner shall review and approve the interim design submissions in a time that is consistent with the turnaround times set forth in Design-Builder's schedule.

2.4.2 Design-Builder shall submit to Owner Construction Documents setting forth in detail drawings and specifications describing the requirements for construction of the Work. The Construction Documents shall be consistent with the latest set of interim design submissions, as such submissions may have been modified in a design review meeting. The parties shall have a design review meeting to discuss, and Owner shall review and approve, the Construction Documents in accordance with the procedures set forth Section 2.4.1 above. Design-Builder shall proceed with construction in accordance with the approved Construction Documents and shall submit one set of approved Construction Documents to Owner prior to commencement of construction.

2.4.3 Owner's review and approval of interim design submissions and the Construction Documents is for the purpose of mutually establishing a conformed set of Contract Documents compatible with the requirements of the Work. Neither Owner's review nor approval of any interim design submissions and Construction Documents shall be deemed to transfer any design liability from Design-Builder to Owner.

2.4.4 To the extent not prohibited by the Contract Documents or Legal Requirements, Design-Builder may prepare interim design submissions and Construction Documents for a portion of the Work to permit construction to proceed on that portion of the Work prior to completion of the Construction Documents for the entire Work.

2.5  Legal Requirements

2.5.1 Design-Builder shall perform the Work in accordance with all Legal Requirements and shall provide all notices applicable to the Work as required by the Legal Requirements.

2.5.2 The Contract Price and/or Contract Time(s) shall be adjusted to compensate Design-Builder for the effects of any changes in the Legal Requirements enacted after the date of the Agreement affecting the performance of the Work, or if a Guaranteed Maximum Price is established after the date of the Agreement, the date the parties agree upon the Guaranteed Maximum Price. Such effects may include, without limitation, revisions Design-Builder is required to make to the Construction Documents because of changes in Legal Requirements.

2.6  Government Approvals and Permits

2.6.1 Except as identified in an Owner's Permit List attached as an exhibit to the Agreement, Design-Builder shall obtain and pay for all necessary permits, approvals, licenses, government charges and inspection fees required for the prosecution of the Work by any government or quasi-government entity having jurisdiction over the Project.

2.6.2 Design-Builder shall provide reasonable assistance to Owner in obtaining those permits, approvals and licenses that are Owner's responsibility.

2.7  Design-Builder's Construction Phase Services

2.7.1 Unless otherwise provided in the Contract Documents to be the responsibility of Owner or a separate contractor, Design-Builder shall provide through itself or Subcontractors the necessary supervision, labor, inspection, testing, start-up, material, equipment, machinery, temporary utilities and other temporary facilities to permit Design-Builder to complete construction of the Project consistent with the Contract Documents.

2.7.2 Design-Builder shall perform all construction activities efficiently and with the requisite expertise, skill and competence to satisfy the requirements of the Contract Documents. Design-Builder shall at all times exercise complete and exclusive control over the means, methods, sequences and techniques of construction.

2.7.3 Design-Builder shall employ only Subcontractors who are duly licensed and qualified to perform the Work consistent with the Contract Documents. Owner may reasonably object to Design-Builder's selection of any Subcontractor, provided that the Contract Price and/or Contract Time(s) shall be adjusted to the extent that Owner's decision impacts Design-Builder's cost and/or time of performance.

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

2.7.4 Design-Builder assumes responsibility to Owner for the proper performance of the Work of Subcontractors and any acts and omissions in connection with such performance. Nothing in the Contract Documents is intended or deemed to create any legal or contractual relationship between Owner and any Subcontractor or Sub-Subcontractor, including but not limited to any third-party beneficiary rights.

2.7.5 Design-Builder shall coordinate the activities of all Subcontractors. If Owner performs other work on the Project or at the Site with separate contractors under Owner's control, Design-Builder agrees to reasonably cooperate and coordinate its activities with those of such separate contractors so that the Project can be completed in an orderly and coordinated manner without unreasonable disruption.

2.7.6 Design-Builder shall keep the Site reasonably free from debris, trash and construction wastes to permit Design-Builder to perform its construction services efficiently, safely and without interfering with the use of adjacent land areas. Upon Substantial Completion of the Work, or a portion of the Work, Design-Builder shall remove all debris, trash, construction wastes, materials, equipment, machinery and tools arising from the Work or applicable portions thereof to permit Owner to occupy the Project or a portion of the Project for its intended use.

2.8  Design-Builder's Responsibility for Project Safety

2.8.1 Design-Builder recognizes the importance of performing the Work in a safe manner so as to prevent damage, injury or loss to (i) all individuals at the Site, whether working or visiting, (ii) the Work, including materials and equipment incorporated into the Work or stored on-Site or off-Site, and (iii) all other property at the Site or adjacent thereto. Design-Builder assumes responsibility for implementing and monitoring all safety precautions and programs related to the performance of the Work. Design-Builder shall, prior to commencing construction, designate a Safety Representative with the necessary qualifications and experience to supervise the implementation and monitoring of all safety precautions and programs related to the Work. Unless otherwise required by the Contract Documents, Design-Builder's Safety Representative shall be an individual stationed at the Site who may have responsibilities on the Project in addition to safety. The Safety Representative shall make routine daily inspections of the Site and shall hold weekly safety meetings with Design-Builder's personnel, Subcontractors and others as applicable.

2.8.2 Design-Builder and Subcontractors shall comply with all Legal Requirements relating to safety, as well as any Owner-specific safety requirements set forth in the Contract Documents, provided that such Owner-specific requirements do not violate any applicable Legal Requirement. Design-Builder will immediately report in writing any safety-related injury, loss, damage or accident arising from the Work to Owner's Representative and, to the extent mandated by Legal Requirements, to all government or quasi-government authorities having jurisdiction over safety-related matters involving the Project or the Work.

2.8.3 Design-Builder's responsibility for safety under this Section 2.8 is not intended in any way to relieve Subcontractors and Sub-Subcontractors of their own contractual and legal obligations and responsibility for (i) complying with all Legal Requirements, including those related to health and safety matters, and (ii) taking all necessary measures to implement and monitor all safety precautions and programs to guard against injury, losses, damages or accidents resulting from their performance of the Work.

2.9  Design-Builder's Warranty

2.9.1 Design-Builder warrants to Owner that the construction, including all materials and equipment furnished as part of the construction, shall be new unless otherwise specified in the Contract Documents, of good quality, in conformance with the Contract Documents and free of defects in materials and workmanship. Design-Builder's warranty obligation excludes defects caused by abuse, alterations, or failure to maintain the Work by persons other than Design-Builder or anyone for whose acts Design-Builder may be liable. Nothing in this warranty is intended to limit any manufacturer's warranty which provides Owner with greater warranty rights than set forth in this Section 2.9 or the Contract

Documents. Design-Builder will provide Owner with all manufacturers' warranties upon Substantial Completion.

2.10 Correction of Defective Work

2.10.1 Design-Builder agrees to correct any Work that is found to not be in conformance with the Contract Documents, including that part of the Work subject to Section 2.9 hereof, within a period of one year from the date of Substantial Completion of the Work, or within such longer period to the extent required by the Contract Documents.

2.10.2 Design-Builder shall, within seven (7) days of receipt of written notice from Owner that the Work is not in conformance with the Contract Documents, take meaningful steps to commence correction of such nonconforming Work, including the correction, removal or replacement of the nonconforming Work and any damage caused to other parts of the Work affected by the nonconforming Work. If Design-Builder fails to commence the necessary steps within such seven (7) day period, Owner, in addition to any other remedies provided under the Contract Documents, may provide Design-Builder with written notice that Owner will commence correction of such nonconforming Work with its own forces. If Owner does perform such corrective Work, Design-Builder shall be responsible for all reasonable costs incurred by Owner in performing such correction. If the nonconforming Work creates an emergency requiring an immediate response, the seven (7) day periods identified herein shall be deemed inapplicable.

2.10.3 The one year period referenced in Section 2.10.1 above applies only to Design-Builder's obligation to correct nonconforming Work and is not intended to constitute a period of limitations for any other rights or remedies Owner may have regarding Design-Builder's other obligations under the Contract Documents.

                                    Article 3
                                    ---------

                      Owner's Services and Responsibilities

3.1  Duty to Cooperate

3.1.1 Owner shall, throughout the performance of the Work, cooperate with Design-Builder and perform its responsibilities, obligations and services in a timely manner to facilitate Design-Builder's timely and efficient performance of the Work and so as not to delay or interfere with Design-Builder's performance of its obligations under the Contract Documents.

3.1.2 Owner shall provide timely reviews and approvals of interim design submissions and Construction Documents consistent with the turnaround times set forth in Design-Builder's schedule.

3.2  Furnishing of Services and Information

3.2.1 Unless expressly stated to the contrary in the Contract Documents, Owner shall provide, at its own cost and expense, for Design-Builder's information and use the following, all of which Design-Builder is entitled to rely upon in performing the Work:

     .1 Surveys describing the property, boundaries, topography and reference points for use during construction, including existing service and utility lines;

     .2 Geotechnical studies describing subsurface conditions, and other surveys describing other latent or concealed physical conditions at the Site;

     .3 Temporary and permanent easements, zoning and other requirements and encumbrances affecting land use, or necessary to permit the proper design and construction of the Project and enable Design-Builder to perform the Work;

     .4   A legal description of the Site;

     .5 To the extent available, as-built and record drawings of any existing structures at the Site; and

     .6 To the extent available, environmental studies, reports and impact statements describing the environmental conditions, including Hazardous Conditions, in existence at the Site.

3.2.2 Owner is responsible for securing and executing all necessary agreements with adjacent land or property owners that are necessary to enable Design-Builder to perform the Work. Owner is further responsible for all costs, including attorneys' fees, incurred in securing these necessary agreements.

3.3  Financial Information

3.3.2 Design-Builder shall cooperate with the reasonable requirements of Owner's lenders or other financial sources. Notwithstanding the preceding sentence, after execution of the Agreement Design-Builder shall have no obligation to execute for Owner or Owner's lenders or other financial sources any documents or agreements that require Design-Builder to assume obligations or responsibilities greater than those existing obligations Design-Builder has under the Contract Documents.

3.4  Owner's Representative

3.4.1 Owner's Representative shall be responsible for providing Owner-supplied information and approvals in a timely manner to permit Design-Builder to fulfill its obligations under the Contract Documents. Owner's Representative shall also provide Design-Builder with prompt notice if it observes any failure on the part of Design-Builder to fulfill its contractual obligations, including any errors, omissions or defects in the performance of the Work.

3.5  Government Approvals and Permits

3.5.1 Owner shall obtain and pay for all necessary permits, approvals, licenses, government charges and inspection fees set forth in the Owner's Permit List attached as an exhibit to the Agreement.

3.5.2 Owner shall provide reasonable assistance to Design-Builder in obtaining those permits, approvals and licenses that are Design-Builder's responsibility.

3.6  Owner's Separate Contractors

3.6.1 At Design-Builder's request, Owner shall promptly furnish reasonable evidence satisfactory to Design-Builder that Owner has adequate funds available and committed to fulfill all of Owner's contractual obligations under the Contract Documents. If Owner fails to furnish such financial information in a timely manner, Design-Builder may stop Work under Section 11.3 hereof or exercise any other right permitted under the Contract Documents.

3.6.2 Owner is responsible for all work performed on the Project or at the Site by separate contractors under Owner's control. Owner shall contractually require its separate contractors to cooperate with, and coordinate their activities so as not to interfere with, Design-Builder in order to enable Design-Builder to timely complete the Work consistent with the Contract Documents.

                                    Article 4
                                    ---------

               Hazardous Conditions and Differing Site Conditions

4.1  Hazardous Conditions

4.1.1 Unless otherwise expressly provided in the Contract Documents to be part of the Work, Design-Builder is not responsible for any Hazardous Conditions encountered at the Site. Upon encountering any Hazardous Conditions, Design-Builder will stop Work immediately in the affected area and duly notify Owner and, if required by Legal Requirements, all government or quasi-government entities with jurisdiction over the Project or Site.

4.1.2 Upon receiving notice of the presence of suspected Hazardous Conditions, Owner shall take the necessary measures required to ensure that the Hazardous Conditions are remediated or rendered harmless. Such necessary measures shall include Owner retaining qualified independent experts to (i) ascertain whether Hazardous Conditions have actually been encountered, and, if they have been encountered, (ii) prescribe the remedial measures that Owner must take either to remove the Hazardous

Conditions or render the Hazardous Conditions harmless.

4.1.3 Design-Builder shall be obligated to resume Work at the affected area of the Project only after Owner's expert provides it with written certification that (i) the Hazardous Conditions have been removed or rendered harmless and
(ii) all necessary approvals have been obtained from all government and quasi-government entities having jurisdiction over the Project or Site.

4.1.4 Design-Builder will be entitled, in accordance with these General Conditions of Contract, to an adjustment in its Contract Price and/or Contract Time(s) to the extent Design-Builder's cost and/or time of performance have been adversely impacted by the presence of Hazardous Conditions.

4.1.5 To the fullest extent permitted by law, Owner shall indemnify, defend and hold harmless Design-Builder, Design Consultants, Subcontractors, anyone employed directly or indirectly for any of them, and their officers, directors, employees and agents, from and against any and all claims, losses, damages, liabilities and expenses, including attorneys' fees and expenses, arising out of or resulting from the presence, removal or remediation of Hazardous Conditions at the Site.

4.1.6 Notwithstanding the preceding provisions of this Section 4.1, Owner is not responsible for Hazardous Conditions introduced to the Site by Design-Builder, Subcontractors or anyone for whose acts they may be liable. Design-Builder shall indemnify, defend and hold harmless Owner and Owner's officers, directors, employees and agents from and against all claims, losses, damages, liabilities and expenses, including attorneys' fees and expenses, arising out of or resulting from those Hazardous Conditions introduced to the Site by Design-Builder, Subcontractors or anyone for whose acts they may be liable.

4.2  Differing Site Conditions

4.2.1 Concealed or latent physical conditions or subsurface conditions at the Site that (i) materially differ from the conditions indicated in the Contract Documents or (ii) are of an unusual nature, differing materially from the conditions ordinarily encountered and generally recognized as inherent in the Work are collectively referred to herein as "Differing Site Conditions." If Design-Builder encounters a Differing Site Condition, Design-Builder will be entitled to an adjustment in the Contract Price and/or Contract Time(s) to the extent Design-Builder's cost and/or time of performance are adversely impacted by the Differing Site Condition.

4.2.2 Upon encountering a Differing Site Condition, Design-Builder shall provide prompt written notice to Owner of such condition, which notice shall not be later than fourteen (14) days after such condition has been encountered. Design-Builder shall, to the extent reasonably possible, provide such notice before the Differing Site Condition has been substantially disturbed or altered.

                                    Article 5
                                    ---------

                               Insurance and Bonds

5.1  Design-Builder's Insurance Requirements

5.1.1 Design-Builder is responsible for procuring and maintaining from insurance companies authorized to do business in the state in which the Project is located, and with a minimum rating set forth in the Agreement, the following insurance coverages for certain claims which may arise from or out of the performance of the Work and obligations under the Contract Documents:

     .1 Coverage for claims arising under workers' compensation, disability and other similar employee benefit laws applicable to the Work;

     .2 Coverage for claims by Design-Builder's employees for bodily injury, sickness, disease, or death;

     .3 Coverage for claims by any person other than Design-Builder's employees for bodily injury, sickness, disease, or death;

     .4 Coverage for usual personal injury liability claims for damages sustained by a person as a direct or indirect result of Design-Builder's employment of the person, or sustained by any other person;

     .5 Coverage for claims for damages (other than to the Work) because of injury to or destruction of tangible property, including loss of use;

     .6 Coverage for claims of damages because of personal injury or death, or property damage resulting from ownership, use and maintenance of any motor vehicle; and

     .7 Coverage for contractual liability claims arising out of Design-Builder's obligations under Section 7.4.1 hereof.

5.1.2 Design-Builder's liability insurance required by Section 5.1.1 above shall be written for the coverage amounts set forth in the Agreement and shall include completed operations insurance for the period of time set forth in the Agreement.

5.1.3 Design-Builder's liability insurance set forth in Sections 5.1.1.1 through
5.1.1.7 above shall specifically delete any design-build or similar exclusions that could compromise coverages because of the design-build delivery of the Project.

5.1.4 To the extent Owner requires Design-Builder or any Design Consultant to provide professional liability insurance for claims arising from the negligent performance of design services by Design-Builder or the Design Consultant, the coverage limits, duration and other specifics of such insurance shall be as set forth in the Agreement. Any professional liability shall specifically delete any design-build or similar exclusions that could compromise coverages because of the design-build delivery of the Project. Such policies shall be provided prior to the commencement of any design services hereunder.

5.1.5 Prior to commencing any construction services hereunder, Design-Builder shall provide Owner with certificates evidencing that (i) all insurance obligations required by the Contract Documents are in full force and in effect and will remain in effect for the duration required by the Contract Documents and (ii) no insurance coverage will be canceled, renewal refused, or materially changed unless at least thirty (30) days prior written notice is given to Owner.

5.2  Owner's Liability Insurance

5.2.1 Owner shall procure and maintain from insurance companies authorized to do business in the state in which the Project is located such liability insurance to protect Owner from claims which may arise from the performance of Owner's obligations under the Contract Documents or Owner's conduct during the course of the Project.

5.3  Owner's Property Insurance

5.3.1 Unless otherwise provided in the Contract Documents, Owner shall procure and maintain from insurance companies authorized to do business in the state in which the Project is located property insurance upon the entire Project to the full insurable value of the Project, including professional fees, overtime premiums and all other expenses incurred to replace or repair the insured property. The property insurance obtained by Owner shall include as additional insureds the interests of Owner, Design-Builder, Design Consultants, Subcontractors and Sub-Subcontractors, and shall insure against the perils of fire and extended coverage, theft, vandalism, malicious mischief, collapse, flood, earthquake, debris removal and other perils or causes of loss as called for in the Contract Documents. The property insurance shall include physical loss or damage to the Work, including materials and equipment in transit, at the Site or at another location as may be indicated in Design-Builder's Application for Payment and approved by Owner.

5.3.2 Unless the Contract Documents provide otherwise, Owner shall procure and maintain boiler and machinery insurance that will include the interests of Owner, Design-Builder, Design Consultants, Subcontractors and
Sub-Subcontractors.

5.3.3 Prior to Design-Builder commencing any Work, Owner shall provide Design-Builder with certificates evidencing that (i) all Owner's insurance obligations required by the Contract Documents are in full force and in effect and will remain in effect until Design-Builder has completed all of the Work and has received final payment from Owner and (ii) no insurance coverage will be canceled, renewal refused, or materially changed unless at least thirty (30) days prior written notice is given to Design-Builder. Owner's property insurance shall not lapse or be canceled if Owner occupies a portion of the Work pursuant to Section 6.6.3 hereof. Owner shall provide Design-Builder with the necessary endorsements from the insurance company prior to occupying a portion of the Work.

5.3.4 Any loss covered under Owner's property insurance shall be adjusted with Owner and Design-Builder and made payable to both of them as trustees for the insureds as their interests may appear, subject to any applicable mortgage clause. All insurance proceeds received as a result of any loss will be placed in a separate account and distributed in accordance with such agreement as the interested parties may reach. Any disagreement concerning the distribution of any proceeds will be resolved in accordance with Article 10 hereof.

5.3.5 Owner and Design-Builder waive against each other and Owner's separate contractors, Design Consultants, Subcontractors, agents and employees of each and all of them, all damages covered by property insurance provided herein, except such rights as they may have to the proceeds of such insurance. Design-Builder and Owner shall, where appropriate, require similar waivers of subrogation from Owner's separate contractors, Design Consultants and Subcontractors and shall require each of them to include similar waivers in their contracts.

5.4  Bonds and Other Performance Security

5.4.1 If Owner requires Design-Builder to obtain performance and labor and material payment bonds, or other forms of performance security, the amount, form and other conditions of such security shall be as set forth in the Agreement.

                                    Article 6
                                    ---------

                                     Payment

6.1  Schedule of Values

6.1.1 Within ten (10) days of execution of the Agreement, Design-Builder shall submit for Owner's review and approval a schedule of values for all of the Work. The Schedule of Values will (i) subdivide the Work into its respective parts,
(ii) include values for all items comprising the Work and (iii) serve as the basis for monthly progress payments made to Design-Builder throughout the Work.

6.2  Monthly Progress Payments

6.2.1 On or before the date established in the Agreement, Design-Builder shall submit for

Owner's review and approval its Application for Payment requesting payment for all Work performed as of the date of the Application for Payment. The Application for Payment shall be accompanied by all supporting documentation required by the Contract Documents and/or established at the meeting required by
Section 2.1.4 hereof, as well as all such documentation required by Owner's lender.

6.2.2 The Application for Payment may request payment for equipment and materials not yet incorporated into the Project, provided that (i) Owner is satisfied that the equipment and materials are suitably stored at either the Site or another acceptable location, (ii) the equipment and materials are protected by suitable insurance and (iii) upon payment, Owner will receive title to the equipment and materials free and clear of all liens and encumbrances.

6.2.3 The Application for Payment shall constitute Design-Builder's representation that the Work has been performed consistent with the Contract Documents, has progressed to the point indicated in the Application for Payment, and that title to all Work will pass to Owner free and clear of all claims, liens, encumbrances, and security interests upon the incorporation of the Work into the Project, or upon Design-Builder's receipt of payment, whichever occurs earlier.

6.3  Withholding of Payments

6.3.1 On or before the date established in the Agreement, Owner shall pay Design-Builder all amounts properly due. If Owner determines that Design-Builder is not entitled to all or part of an Application for Payment, it will notify Design-Builder in writing at least five (5) days prior to the date payment is due. The notice shall indicate the specific amounts Owner intends to withhold, the reasons and contractual basis for the withholding, and the specific measures Design-Builder must take to rectify Owner's concerns. Design-Builder and Owner will attempt to resolve Owner's concerns prior to the date payment is due. If the parties cannot resolve such concerns, Design-Builder may pursue its rights under the Contract Documents, including those under Article 10 hereof.

6.3.2 Notwithstanding anything to the contrary in the Contract Documents, Owner shall pay Design-Builder all undisputed amounts in an Application for Payment within the times required by the Agreement.

6.4  Right to Stop Work and Interest

6.4.1 If Owner fails to pay Design-Builder any amount that becomes due, Design-Builder, in addition to all other remedies provided in the Contract Documents, may stop Work pursuant to Section 11.3 hereof. All payments due and unpaid shall bear interest at the rate set forth in the Agreement.

6.5  Design-Builder's Payment Obligations

6.5.1 Design-Builder will pay Design Consultants and Subcontractors, in accordance with its contractual obligations to such parties, all the amounts Design-Builder has received from Owner on account of their work. Design-Builder will impose similar requirements on Design Consultants and Subcontractors to pay those parties with whom they have contracted. Design-Builder will indemnify and defend Owner against any claims for payment and mechanic's liens as set forth in
Section 7.3 hereof.

6.6  Substantial Completion

6.6.1 Design-Builder shall notify Owner when it believes the Work, or to the extent permitted in the Contract Documents, is substantially complete. Within five (5) days of Owner's receipt of Design-Builder's notice, Owner and Design-Builder will jointly inspect such Work to verify that it is substantially complete in accordance with the requirements of the Contract Documents. If such Work is substantially complete, Owner shall prepare and issue a Certificate of Substantial Completion that will set forth (i) the date of Substantial Completion of the Work or portion thereof, (ii) the remaining items of Work that have to be completed before final payment, (iii) provisions (to the extent not already provided in the Contract Documents) establishing Owner's and Design-Builder's responsibility for the Project's security, maintenance, utilities and insurance pending final payment and (iv) an acknowledgment that warranties commence to run on the date of Substantial Completion, except as may otherwise be noted in the Certificate of Substantial Completion.

6.6.2 Upon Substantial Completion of the Work, Owner shall release to Design-Builder all retained amounts relating, as applicable, to the entire Work, less an amount equal to the reasonable cost to complete all remaining or incomplete items of Work as noted in the Certificate of Substantial Completion.

6.6.3 Owner, at its option, may use a portion of the Work which has been determined to be substantially complete, provided, however, that (i) a Certificate of Substantial Completion has been issued for the portion of Work addressing the items set forth in Section 6.6.1 above, (ii) Design-Builder and Owner have obtained the consent of their sureties and insurers, and to the extent applicable, the appropriate government authorities having jurisdiction over the Project, and (iii) Owner and Design-Builder agree that Owner's use or occupancy will not interfere with Design-Builder's completion of the remaining Work.

6.7  Final Payment

6.7.1 After receipt of a Final Application for Payment from Design-Builder, Owner shall make final payment by the time required in the Agreement, provided that Design-Builder has completed all of the Work in conformance with the Contract Documents.

6.7.2 At the time of submission of its Final Application for Payment, Design-Builder shall provide the following information:

     .1 an affidavit that there are no claims, obligations or liens outstanding or unsatisfied for labor, services, material, equipment, taxes or other items performed, furnished or incurred for or in connection with the Work which will in any way affect Owner's interests;

     .2 a general release executed by Design-Builder waiving, upon receipt of final payment by Design-Builder, all claims, except those claims previously made in writing to Owner and remaining unsettled at the time of final payment;

     .3   consent of Design-Builder's surety, if any, to final payment;

     .4 all operating manuals, warranties and other deliverables required by the Contract Documents; and

     .5 certificates of insurance confirming that required coverages will remain in effect consistent with the requirements of the Contract Documents.

6.7.3 Upon making final payment, Owner waives all claims against Design-Builder except claims relating to (i) Design-Builder's failure to satisfy its payment obligations, if such failure affects Owner's interests, (ii) Design-Builder's failure to complete the Work consistent with the Contract Documents, including defects appearing after Substantial Completion and (iii) the terms of any special warranties required by the Contract Documents.

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                                    Article 7
                                    ---------

                                 Indemnification

7.1  Patent and Copyright Infringement

7.1.1 Design-Builder shall defend any action or proceeding brought against Owner based on any claim that the Work, or any part thereof, or the operation or use of the Work or any part thereof, constitutes infringement of any United States patent or copyright, now or hereafter issued. Owner shall give prompt written notice to Design-Builder of any such action or proceeding and will reasonably provide authority, information and assistance in the defense of same. Design-Builder shall indemnify and hold harmless Owner from and against all damages and costs, including but not limited to attorneys' fees and expenses awarded against Owner or Design-Builder in any such action or proceeding. Design-Builder agrees to keep Owner informed of all developments in the defense of such actions.

7.1.2 If Owner is enjoined from the operation or use of the Work, or any part thereof, as the result of any patent or copyright suit, claim, or proceeding, Design-Builder shall at its sole expense take reasonable steps to procure the right to operate or use the Work. If Design-Builder cannot so procure such right within a reasonable time, Design-Builder shall promptly, at Design-Builder's option and at Design-Builder's expense, (i) modify the Work so as to avoid infringement of any such patent or copyright or (ii) replace said Work with Work that does not infringe or violate any such patent or copyright.

7.1.3 Sections 7.1.1 and 7.1.2 above shall not be applicable to any suit, claim or proceeding based on infringement or violation of a patent or copyright (i) relating solely to a particular process or product of a particular manufacturer specified by Owner and not offered or recommended by Design-Builder to Owner or
(ii) arising from modifications to the Work by Owner or its agents after acceptance of the Work. If the suit, claim or proceeding is based upon events set forth in the preceding sentence, Owner shall defend, indemnify and hold harmless Design-Builder to the same extent Design-Builder is obligated to defend, indemnify and hold harmless Owner in Section 7.1.1 above.

7.1.4 The obligations set forth in this Section 7.1 shall constitute the sole agreement between the parties relating to liability for infringement of violation of any patent or copyright.

7.2  Tax Claim Indemnification

7.2.1 If, in accordance with Owner's direction, an exemption for all or part of the Work is claimed for taxes, Owner shall indemnify, defend and hold harmless Design-Builder from and against any liability, penalty, interest, fine, tax assessment, attorneys' fees or other expenses or costs incurred by Design-Builder as a result of any action taken by Design-Builder in accordance with Owner's directive.

7.3  Payment Claim Indemnification

7.3.1 Providing that Owner is not in breach of its contractual obligation to make payments to Design-Builder for the Work, Design-Builder shall indemnify, defend and hold harmless Owner from any claims or mechanic's liens brought against Owner or against the Project as a result of the failure of Design-Builder, or those for whose acts it is responsible, to pay for any services, materials, labor, equipment, taxes or other items or obligations furnished or incurred for or in connection with the Work. Within three (3) days of receiving written notice from Owner that such a claim or mechanic's lien has been filed, Design-Builder shall commence to take the steps necessary to discharge said claim or lien, including, if necessary, the furnishing of a mechanic's lien bond. If Design-Builder fails to do so, Owner will have the right to discharge the claim or lien and hold Design-Builder liable for costs and expenses incurred, including attorneys' fees.

7.4  Design-Builder's General Indemnification

7.4.1 Design-Builder, to the fullest extent permitted by law, shall indemnify, hold harmless and defend Owner, its officers, directors, employees and agents from and against claims, losses, damages, liabilities, including attorneys' fees and expenses, for bodily injury, sickness or death, and property damage or destruction (other than to the Work itself) to the extent resulting from the negligent acts or omissions of Design-Builder, Design Consultants, Subcontractors, anyone employed directly or indirectly by any of them or anyone for whose acts any of them may be liable.

7.4.2 If an employee of Design-Builder, Design Consultants, Subcontractors, anyone employed directly or indirectly by any of them or anyone for whose acts any of them may be liable has a claim against Owner, its officers, directors, employees, or agents, Design-Builder's indemnity obligation set forth in Section
7.4.1 above shall not be limited by any limitation on the amount of damages, compensation or benefits payable by or for Design-Builder, Design Consultants, Subcontractors, or other entity under any employee benefit acts, including workers' compensation or disability acts.

7.5  Owner's General Indemnification

7.5.1 Owner, to the fullest extent permitted by law, shall indemnify, hold harmless and defend Design-Builder and any of Design-Builder's officers, directors, employees, or agents from and against claims, losses, damages, liabilities, including attorneys' fees and expenses, for bodily injury, sickness or death, and property damage or destruction (other than to the Work itself) to the extent resulting from the negligent acts or omissions of Owner's separate contractors or anyone for whose acts any of them may be liable.

                                    Article 8
                                    ---------

                                      Time

8.1  Obligation to Achieve the Contract Times

8.1.1 Design-Builder agrees that it will commence performance of the Work and achieve the Contract Time(s) in accordance with Article 5 of the Agreement.

8.2  Delays to the Work

8.2.1 If Design-Builder is delayed in the performance of the Work due to acts, omissions, conditions, events, or circumstances beyond its control and due to no fault of its own or those for whom Design-Builder is responsible, the Contract Time(s) for performance shall be reasonably extended by Change Order. By way of example, events that will entitle Design-Builder to an extension of the Contract Time(s) include acts or omissions of Owner or anyone under Owner's control (including separate contractors), changes in the Work, Differing Site Conditions, Hazardous Conditions, wars, floods, labor disputes, unusual delay in transportation, epidemics abroad, earthquakes, adverse weather conditions not reasonably anticipated, and other acts of God.

8.2.2 In addition to Design-Builder's right to a time extension for those events set forth in Section 8.2.1 above, Design-Builder shall also be entitled to an appropriate adjustment of the Contract Price provided, however, that the Contract Price shall not be adjusted for those events set forth in Section 8.2.1 above that are beyond the control of both Design-Builder and Owner, including the events of war, floods, labor disputes, earthquakes, epidemics, adverse weather conditions not reasonably anticipated, and other acts of God.

                                    Article 9
                                    ---------

                     Changes to the Contract Price and Time

9.1  Change Orders

9.1.1 A Change Order is a written instrument issued after execution of the Agreement signed by Owner and Design-Builder, stating their agreement upon all of the following:

     .1   The scope of the change in the Work;

     .2   The amount of the adjustment to the Contract Price; and

     .3   The extent of the adjustment to the Contract Time(s).

9.1.2 All changes in the Work authorized by applicable Change Order shall be performed under the applicable conditions of the Contract Documents. Owner and Design-Builder shall negotiate in good faith and as expeditiously as

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

possible the appropriate adjustments for such changes.

9.1.3 If Owner requests a proposal for a change in the Work from Design-Builder and subsequently elects not to proceed with the change, a Change Order shall be issued to reimburse Design-Builder for reasonable costs incurred for estimating services, design services and services involved in the preparation of proposed revisions to the Contract Documents.

9.2  Work Change Directives

9.2.1 A Work Change Directive is a written order prepared and signed by Owner, directing a change in the Work prior to agreement on an adjustment in the Contract Price and/or the Contract Time(s).

9.2.2 Owner and Design-Builder shall negotiate in good faith and as expeditiously as possible the appropriate adjustments for the Work Change Directive. Upon reaching an agreement, the parties shall prepare and execute an appropriate Change Order reflecting the terms of the agreement.

9.3  Minor Changes in the Work

9.3.1 Minor changes in the Work do not involve an adjustment in the Contract Price and/or Contract Time(s) and do not materially and adversely affect the Work, including the design, quality, performance and workmanship required by the Contract Documents. Design-Builder may make minor changes in the Work consistent with the intent of the Contract Documents, provided, however that Design-Builder shall promptly inform Owner, in writing, of any such changes and record such changes on the documents maintained by Design-Builder.

9.4  Contract Price Adjustments

9.4.1 The increase or decrease in Contract Price resulting from a change in the Work shall be determined by one or more of the following methods:

     .1 Unit prices set forth in the Agreement or as subsequently agreed to between the parties;

     .2 A mutually accepted, lump sum, properly itemized and supported by sufficient substantiating data to permit evaluation by Owner;

     .3   Costs, fees and any other markups set forth in the Agreement; and

     .4 If an increase or decrease cannot be agreed to as set forth in items .1 through .3 above and Owner issues a Work Change Directive, the cost of the change of the Work shall be determined by the reasonable expense and savings in the performance of the Work resulting from the change, including a reasonable overhead and profit, as may be set forth in the Agreement. If the net result of both additions and deletions to the Work is an increase in the Contract Price, overhead and profit shall be calculated on the basis of the net increase to the Contract Price. If the net result of both additions and deletions to the Work is a decrease in the Contract Price, there shall be no overhead or profit adjustment to the Contract Price. Design-Builder shall maintain a documented, itemized accounting evidencing the expenses and savings associated with such changes.

9.4.2 If unit prices are set forth in the Contract Documents or are subsequently agreed to by the parties, but application of such unit prices will cause substantial inequity to Owner or Design-Builder because of differences in the character or quantity of such unit items as originally contemplated, such unit prices shall be equitably adjusted.

9.4.3 If Owner and Design-Builder disagree upon whether Design-Builder is entitled to be paid for any services required by Owner, or if there are any other disagreements over the scope of Work or proposed changes to the Work, Owner and Design-Builder shall resolve the disagreement pursuant to Article 10 hereof. As part of the negotiation process, Design-Builder shall furnish

Owner with a good faith estimate of the costs to perform the disputed services in accordance with Owner's interpretations. If the parties are unable to agree and Owner expects Design-Builder to perform the services in accordance with Owner's interpretations, Design-Builder shall proceed to perform the disputed services, conditioned upon Owner issuing a written order to Design-Builder (i) directing Design-Builder to proceed and (ii) specifying Owner's interpretation of the services that are to be performed. If this occurs, Design-Builder shall be entitled to submit in its Applications for Payment an amount equal to fifty percent (50%) of its reasonable estimated direct cost to perform the services, and Owner agrees to pay such amounts, with the express understanding that (i) such payment by Owner does not prejudice Owner's right to argue that it has no responsibility to pay for such services and (ii) receipt of such payment by Design-Builder does not prejudice Design-Builder's right to seek full payment of the disputed services if Owner's order is deemed to be a change to the Work.

9.5  Emergencies

9.5.1 In any emergency affecting the safety of persons and/or property, Design-Builder shall act, at its discretion, to prevent threatened damage, injury or loss. Any change in the Contract Price and/or Contract Time(s) on account of emergency work shall be determined as provided in this Article 9.

                                   Article 10
                                   ----------

                        Contract Adjustments and Disputes

10.1 Requests for Contract Adjustments and Relief

10.1.1 If either Design-Builder or Owner believes that it is entitled to relief against the other for any event arising out of or related to the Work or Project, such party shall provide written notice to the other party of the basis for its claim for relief. Such notice shall, if possible, be made prior to incurring any cost or expense and in accordance with any specific notice requirements contained in applicable sections of these General Conditions of Contract. In the absence of any specific notice requirement, written notice shall be given within a reasonable time, not to exceed twenty-one (21) days, after the occurrence giving rise to the claim for relief or after the claiming party reasonably should have recognized the event or condition giving rise to the request, whichever is later. Such notice shall include sufficient information to advise the other party of the circumstances giving rise to the claim for relief, the specific contractual adjustment or relief requested and the basis of such request.

10.2 Dispute Avoidance and Resolution

10.2.1 The parties are fully committed to working with each other throughout the Project and agree to communicate regularly with each other at all times so as to avoid or minimize disputes or disagreements. If disputes or disagreements do arise, Design-Builder and Owner each commit to resolving such disputes or disagreements in an amicable, professional and expeditious manner so as to avoid unnecessary losses, delays and disruptions to the Work.

10.2.2 Design-Builder and Owner will first attempt to resolve disputes or disagreements at the field level through discussions between Design-Builder's Representative and Owner's Representative.

10.2.3 If a dispute or disagreement cannot be resolved through Design-Builder's Representative and Owner's Representative, Design-Builder's Senior Representative and Owner's Senior Representative, upon the request of either party, shall meet as soon as conveniently possible, but in no case later than ten (10) days after such a request is made, to attempt to resolve such dispute or disagreement. Prior to any meetings between the Senior Representatives, the parties will exchange relevant information that will assist the parties in resolving their dispute or disagreement.

10.2.4 If after meeting the Senior Representatives determine that the dispute or disagreement cannot be resolved on terms satisfactory to both parties, the parties shall submit the dispute or disagreement to non-binding mediation. The mediation shall be conducted by a mutually agreeable impartial mediator, or if the parties cannot so agree, a mediator designated by the American Arbitration Association ("AAA") pursuant to its Construction Industry Mediation

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

Rules. The mediation will be governed by and conducted pursuant to a mediation agreement negotiated by the parties or, if the parties cannot so agree, by procedures established by the mediator.

10.3 Arbitration

10.3.1 Any claims, disputes or controversies between the parties arising out of or relating to the Agreement, or the breach thereof, which have not been resolved in accordance with the procedures set forth in Section 10.2 above shall be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the AAA then in effect, unless the parties mutually agree otherwise.

10.3.2 The award of the arbitrator(s) shall be final and binding upon the parties without the right of appeal to the courts. Judgment may be entered upon it in accordance with applicable law by any court having jurisdiction thereof.

10.3.3 Design-Builder and Owner expressly agree that any arbitration pursuant to this Section 10.3 may be joined or consolidated with any arbitration involving any other person or entity (i) necessary to resolve the claim, dispute or controversy, or (ii) substantially involved in or affected by such claim, dispute or controversy. Both Design-Builder and Owner will include appropriate provisions in all contracts they execute with other parties in connection with the Project to require such joinder or consolidation.

10.3.4 The prevailing party in any arbitration, or any other final, binding dispute proceeding upon which the parties may agree, shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party.

10.3.5 The location for all meetings occurring pursuant to this Article 10 (whether informal, mediations or arbitration) shall occur in Pierce County, Nebraska.

10.4 Duty to Continue Performance

10.4.1 Unless provided to the contrary in the Contract Documents, Design-Builder shall continue to perform the Work and Owner shall continue to satisfy its payment obligations to Design-Builder, pending the final resolution of any dispute or disagreement between Design-Builder and Owner.

10.5 CONSEQUENTIAL DAMAGES

10.5.1 NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY (EXCEPT AS SET FORTH IN
SECTION 10.5.2 BELOW), NEITHER DESIGN-BUILDER NOR OWNER SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL LOSSES OR DAMAGES, WHETHER ARISING IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO LOSSES OF USE, PROFITS, BUSINESS, REPUTATION OR FINANCING.

10.5.2 The consequential damages limitation set forth in Section 10.5.1 above is not intended to affect the payment of liquidated damages, if any, set forth in
Article 5 of the Agreement, which both parties recognize has been established, in part, to reimburse Owner for some damages that might otherwise be deemed to be consequential.

                                   Article 11
                                   ----------

                       Stop Work and Termination for Cause

11.1 Owner's Right to Stop Work

11.1.1 Owner may, without cause and for its convenience, order Design-Builder in writing to stop and suspend the Work. Such suspension shall not exceed sixty
(60) consecutive days or aggregate more than ninety (90) days during the duration of the Project.

11.1.2 Design-Builder is entitled to seek an adjustment of the Contract Price and/or Contract Time(s) if its cost or time to perform the Work has been adversely impacted by any suspension of stoppage of work by Owner.

11.2 Owner's Right to Perform and Terminate for Cause

11.2.1 If Design-Builder persistently fails to (i) provide a sufficient number of skilled workers, (ii) supply the materials required by the Contract Documents, (iii) comply with applicable Legal Requirements, (iv) timely pay, without cause, Design Consultants or Subcontractors, (v) prosecute the Work with promptness and diligence to ensure that the Work is completed by the Contract Time(s), as such times may be adjusted, or (vi) perform material obligations under the Contract Documents, or if Design-Builder (vii) becomes financially insolvent, files a petition in bankruptcy, or is the subject of an involuntary bankruptcy filing (which involuntary petition is not dismissed within a reasonable time), or (viii) breaches a material provision in the Contract Documents, which default remains uncured after 10 days prior written notice from Owner, then Owner, in addition to any other rights and remedies provided in the Contract Documents or by law, shall have the rights set forth in Sections 11.2.2 and 11.2.3 below.

11.2.2 Upon the occurrence of an event set forth in Section 11.2.1 above, Owner may provide written notice to Design-Builder that it intends to terminate the Agreement unless the problem cited is cured, or commenced to be cured, within seven (7) days of Design-Builder's receipt of such notice. If Design-Builder fails to cure, or reasonably commence to cure, such problem, then Owner may give a second written notice to Design-Builder of its intent to terminate within an additional seven (7) day period. If Design-Builder, within such second seven (7) day period, fails to cure, or reasonably commence to cure, such problem, then Owner may declare the Agreement terminated for default by providing written notice to Design-Builder of such declaration.
11.2.3 Upon declaring the Agreement terminated pursuant to Section 11.2.2 above, Owner may enter upon the premises and take possession, for the purpose of completing the Work, of all materials, equipment, scaffolds, tools, appliances and other items thereon, which have been purchased or provided for the performance of the Work, all of which Design-Builder hereby transfers, assigns and sets over to Owner for such purpose, and to employ any person or persons to complete the Work and provide all of the required labor, services, materials, equipment and other items. In the event of such termination, Design-Builder shall not be entitled to receive any further payments under the Contract Documents until the Work shall be finally completed in accordance with the Contract Documents. At such time, if the unpaid balance of the Contract Price exceeds the cost and expense incurred by Owner in completing the Work, such excess shall be paid by Owner to Design-Builder. Notwithstanding the preceding sentence, if the Agreement establishes a Guaranteed Maximum Price, Design-Builder will only be entitled to be paid for Work performed prior to its default. If Owner's cost and expense of completing the Work exceeds the unpaid balance of the Contract Price, then Design-Builder shall be obligated to pay the difference to Owner. Such costs and expense shall include not only the cost of completing the Work, but also losses, damages, costs and expense, including attorneys' fees and expenses, incurred by Owner in connection with the reprocurement and defense of claims arising from Design-Builder's default, subject to the waiver of consequential damages set forth in Section 10.5 hereof.

11.2.4 If Owner improperly terminates the Agreement for cause, the termination for cause will be converted to a termination for convenience in accordance with the provisions of Article 8 of the Agreement.

11.3 Design-Builder's Right to Stop Work

11.3.1 Design-Builder may, in addition to any other rights afforded under the Contract Documents or at law, stop work for the following reasons:

     .1   Owner's failure to provide financial assurances as required under
          Section 3.3 hereof; or

     .2 Owner's failure to pay amounts properly due under Design-Builder's Application for Payment.

11.3.2 Should any of the events set forth in Section 11.3.1 above occur, Design-Builder has the right to provide Owner with written notice that Design-Builder will stop work unless said event is cured within seven (7) days from Owner's receipt of Design-Builder's notice. If Owner does not cure

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

the problem within such seven (7) day period, then Design-Builder may give a second written notice to Owner of its intent to stop work. If Owner within such second seven (7) day period, fails to cure, Design-Builder may stop work. In such case, Design-Builder shall be entitled to make a claim for adjustment to the Contract Price and Contract Time(s) to the extent it has been adversely impacted by such stoppage.

11.4 Design-Builder's Right to Terminate for Cause

11.4.1 Design-Builder, in addition to any other rights and remedies provided in the Contract Documents or by law, may terminate the Agreement for cause for the following reasons:

     .1 The Work has been stopped for sixty (60) consecutive days, or more than ninety (90) days during the duration of the Project, because of court order, any government authority having jurisdiction over the Work, or orders by Owner under Section 11.1.1 hereof, provided that such stoppages are not due to the acts or omissions of Design-Builder or anyone for whose acts Design-Builder may be responsible.

     .2 Owner's failure to provide Design-Builder with any information, permits or approvals that are Owner's responsibility under the Contract Documents which result in the Work being stopped for sixty
          (60) consecutive days, or more than ninety (90) days during the duration of the Project, even though Owner has not ordered Design-Builder in writing to stop and suspend the Work pursuant to
          Section 11.1.1 hereof.

     .3 Owner's failure to cure the problems set forth in Section 11.3.1 above after Design-Builder has stopped the Work.
11.4.2 Upon the occurrence of an event set forth in Section 11.4.1 above, Design-Builder may provide written notice to Owner that it intends to terminate the Agreement unless the problem cited is cured, or commenced to be cured, within seven (7) days of Owner's receipt of such notice. If Owner fails to cure, or reasonably commence to cure, such problem, then Design-Builder may give a second written notice to Owner of its intent to terminate within an additional seven (7) day period. If Owner, within such second seven (7) day period, fails to cure, or reasonably commence to cure, such problem, then Design-Builder may declare the Agreement terminated for default by providing written notice to Owner of such declaration. In such case, Design-Builder shall be entitled to recover in the same manner as if Owner had terminated the Agreement for its convenience under Article 8 of the Agreement.

11.5 Bankruptcy of Owner or Design-Builder

11.5.1 If either Owner or Design-Builder institutes or has instituted against it a case under the United States Bankruptcy Code (such party being referred to as the "Bankrupt Party"), such event may impair or frustrate the Bankrupt Party's ability to perform its obligations under the Contract Documents. Accordingly, should such event occur:

     .1 The Bankrupt Party, its trustee or other successor, shall furnish, upon request of the non-Bankrupt Party, adequate assurance of the ability of the Bankrupt Party to perform all future material obligations under the Contract Documents, which assurances shall be provided within ten (10) days after receiving notice of the request; and

     .2 The Bankrupt Party shall file an appropriate action within the bankruptcy court to seek assumption or rejection of the Agreement within sixty (60) days of the institution of the bankruptcy filing and shall diligently prosecute such action.

If the Bankrupt Party fails to comply with its foregoing obligations, the non-Bankrupt Party shall be entitled to request the bankruptcy court to reject the Agreement, declare the Agreement terminated and pursue any other recourse available to the non-Bankrupt Party under this Article 11.

11.5.2 The rights and remedies under Section 11.5.1 above shall not be deemed to limit the ability of the non-Bankrupt Party to seek any other rights and remedies provided by the Contract Documents or by law, including its ability to seek relief from any automatic stays under the United States Bankruptcy Code or the right of Design-Builder to stop Work under any applicable provision of these General Conditions of Contract.

                                   Article 12
                                   ----------

                                  Miscellaneous

12.1 Assignment

12.1.1 Neither Design-Builder nor Owner shall, without the written consent of the other assign, transfer or sublet any portion or part of the Work or the obligations required by the Contract Documents.

12.2 Successorship

12.2.1 Design-Builder and Owner intend that the provisions of the Contract Documents are binding upon the parties, their employees, agents, heirs, successors and assigns.

12.3 Governing Law

12.3.1 The Agreement and all Contract Documents shall be governed by the laws of the place of the Project, without giving effect to its conflict of law principles.

12.4 Severability

12.4.1 If any provision or any part of a provision of the Contract Documents shall be finally determined to be superseded, invalid, illegal, or otherwise unenforceable pursuant to any applicable Legal Requirements, such determination shall not impair or otherwise affect the validity, legality, or enforceability of the remaining provision or parts of the provision of the Contract Documents, which shall remain in full force and effect as if the unenforceable provision or part were deleted.

12.5 No Waiver

12.5.1 The failure of either Design-Builder or Owner to insist, in any one or more instances, on the performance of any of the obligations required by the other under the Contract Documents shall not be construed as a waiver or relinquishment of such obligation or right with respect to future performance.

12.6 Headings

12.6.1 The headings used in these General Conditions of Contract, or any other Contract Document, are for ease of reference only and shall not in any way be construed to limit or alter the meaning of any provision.

12.7 Notice

12.7.1 Whenever the Contract Documents require that notice be provided to the other party, notice will be deemed to have been validly given (i) if delivered in person to the individual intended to receive such notice, (ii) four (4) days after being sent by registered or certified mail, postage prepaid to the address indicated in the Agreement or (iii) if transmitted by facsimile, by the time stated in a machine generated confirmation that notice was received at the facsimile number of the intended recipient.

     If the Notice is not delivered in person, the party sending Notice must make a reasonable effort to confirm receipt of the Notice by the party to whom it was sent, and if such confirmation does not occur - the Notice shall be resent.

12.8 Amendments

12.8.1 The Contract Documents may not be changed, altered, or amended in any way except in writing signed by a duly authorized representative of each party.

                            SUPPLEMENTARY CONDITIONS
                            HUSKER AG PROCESSING, LLC

These Supplementary Conditions amend or supplement the Standard Form of General Conditions of Contract between Owner and Design-Builder (DBIA Document No. 535, 1998 Edition) and other provisions of the Contract Documents as indicated below. All provisions, which are not so amended or supplemented, remain in full force and effect.

                           SC - 1.2 Basic Definitions

The terms used in these Supplementary Conditions which are defined in the Standard Form of General Conditions of Contract between Owner and Design-Builder (DBIA Document No. 535, 1998 Edition) have the meanings assigned to them in the General Conditions.

SC - 1.2.1 Agreement

Delete Section 1.2.1 of the General Conditions in its entirety and insert the following in its place:

Agreement refers to the executed Standard Form of Agreement between Owner and Design-Builder - Lump Sum (DBIA Document No. 525, 1998 Edition).

                       SC - 1.2.11 Substantial Completion

Amend Section 1.2.11 of the General Conditions by striking out the following words: or an agreed upon portion of the Work.

Add the following language at the end of Section 1.2.11 of the General Conditions. Substantial Completion shall be attained at the point in time when the Facility is ready to begin operation for its intended use (ethanol production).

As so amended, Section 1.2.11 reads as follows:

Substantial Completion is the date on which the Work is sufficiently complete so that Owner can occupy and use the Project for its intended purposes. Substantial Completion shall be attained at the point in time when the Facility is ready to begin operation for its intended use (ethanol production).

                                   SC - 2.2.1

Amend Section 2.2.1 of the General Conditions by adding to the end of 2.2.1: - Except as provided by Exhibit E - License of Proprietary Property of ICM, Inc. whereby ICM, Inc. has joined for purposes only of that Exhibit.

                                   SC - 2.3.1

Amend the second sentence of Section 2.3.1 of the General Conditions by striking out the words: Performance Standard Requirements; and inserting the following:
Exhibit A: Performance Guarantee Criteria; and as so amended, Section 2.3.1 reads as follows:

The standard of care for all design professional services performed to execute the Work shall be the care and skill ordinarily used by members of the design profession practicing under similar conditions at the same time and locality of the Project. Notwithstanding the preceding sentence, if the parties agree upon specific performance standards for any aspect of the Work, which standards are to be set forth in an exhibit to the Agreement entitled "Exhibit A: Performance Guarantee Criteria," the design professional services shall be performed to achieve such standards.

                                   SC - 2.6.1

Amend Section 2.6.1 of the General Conditions by striking out the words: an Owner's Permit List; and inserting the following: Exhibit D: Owner's Required Permits and Services List; and as so amended, Section 2.6.1 reads as follows:

Except as identified in Exhibit D: Owner's Required Permits and Services List attached as an exhibit to the Agreement, Design-Builder shall obtain and pay for all necessary permits, approvals, licenses, government charges and inspection fees required for the prosecution of the Work by any government or quasi-government entity having jurisdiction over the Project.

                                   SC - 3.5.1

Amend Section 3.5.1 of the General Conditions by striking out the words: the Owner's Permit List; and inserting the following: Exhibit D: Owner's Required Permits and Services List; and as so amended, Section 3.5.1 reads as follows:

Owner shall obtain and pay for all necessary permits, approvals, licenses, government charges and inspection fees set forth in Exhibit D: Owner's Required Permits and Services List attached as an exhibit to the Agreement.

SC - 6.4.1

Amend the first sentence of Section 6.4.1 of the General Conditions by inserting the phrase: in accordance with Section 6.3 above; and as so amended, Section
6.4.1 reads as follows:

If Owner fails to pay Design-Builder any amount that becomes due, in accordance with Section 6.3 above, Design-Builder, in addition to all other remedies provided in the Contract Documents, may stop Work pursuant to Section 11.3 hereof. All payments due and unpaid shall bear interest at the rate set forth in the Agreement.

SC - 11.3.2

Delete Section 11.3.2 of the General Conditions in its entirety and insert the following in its place:

Should any of the events set forth in Section 11.3.1 above occur, Design-Builder has the right to provide Owner with written notice that Design-Builder will stop work unless said event is cured within seven (7) days from Owner's receipt of Design-Builder's notice. If Owner fails to cure, or reasonably commence to cure, such problem, then Design-Builder may give a second written notice to Owner of its intent to stop work within an additional seven (7) day period. If Owner, within such second seven (7) day period, fails to cure, or reasonably commence to cure, such problem, then Design-Builder may stop work. In such case, Design-Builder shall be entitled to make a claim for adjustment to the Contract Price and Contract Time(s) to the extent it has been adversely impacted by such stoppage.

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